UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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HURON CONSULTING GROUP INC.

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550 West Van Buren Street

Chicago, IL 60607

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 1, 2015

The Annual Meeting of Stockholders of Huron Consulting Group Inc. (the “Company”) will be held at the Company’s corporate headquarters located at 550 West Van Buren Street, Chicago, Illinois 60607 on May 1, 2015, at 11:00 a.m. Central Time, for the following purposes:

1) To elect to the board of directors the two persons nominated by the board of directors to serve as Class II Directors;

2) To approve the Company’s Stock Ownership Participation Program;

3) To hold an advisory vote on executive compensation;

4) To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and

5) To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on March 4, 2015 will be entitled to notice of and to vote at the meeting.

Stockholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy, which is solicited on behalf of the board of directors, and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time prior to the meeting, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

Important Notice Regarding the Availability of

Proxy Materials for the Stockholder Meeting to be

Held on May 1, 2015

The Proxy Statement and Annual Report to Stockholders are

available at www.edocumentview.com/HURN

By Order of the Board of Directors

Diane E. Ratekin

Executive Vice President, General

Counsel and Corporate Secretary

Chicago, Illinois

March 20, 2015

[LOGO]

PROXY STATEMENT

for

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies to be voted at the 2015 Annual Meeting of Stockholders of Huron Consulting Group Inc. (the “Company,” “Huron,” “we” or “us”). The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Friday, May 1, 2015 at 11:00 a.m. Central Time, at the Company’s corporate headquarters located at 550 West Van Buren Street, Chicago, Illinois 60607. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about March 20, 2015.

GENERAL INFORMATION ABOUT THE MEETING

Quorum and Voting Requirements

The Company has one class of common stock. Each share of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors. Only stockholders of record at the close of business on March 4, 2015 (the “Record Date”) will be entitled to vote at the Annual Meeting. As of the Record Date, there were 23,166,045 shares of common stock issued and outstanding.

The accompanying proxy is solicited from the holders of record of the common stock on behalf of the board of directors of the Company and is revocable at any time by giving written notice of revocation to the Secretary of the Company prior to the Annual Meeting or by executing and delivering a later-dated proxy by mail prior to the Annual Meeting. Furthermore, the stockholders of record who are present at the Annual Meeting may revoke their proxies and vote in person.

If your shares are held in a bank or brokerage account, you will receive proxy materials from your bank or broker, which will include a voting instruction form. If you would like to revoke voting instructions given to your bank or broker, you must follow its instructions. If you would like to attend the Annual Meeting and vote these shares in person, you must obtain a proxy from your bank or broker. You must request the proxy from your bank or broker; it will not automatically supply one to you.

All shares of the Company’s common stock represented by properly executed and unrevoked proxies will be voted by the proxies in accordance with the directions given therein. Where no instructions are indicated, properly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

A quorum, consisting of at least one-third of shares of common stock issued and outstanding, must be present at the meeting for any business to be conducted. Shares of common stock entitled to vote and represented by properly executed, returned and unrevoked proxies, including shares with respect to which votes are withheld, abstentions are cast or there are broker non-votes on some proposals but not others, will be considered present at the meeting for purposes of determining a quorum.

PROPOSAL 1

ELECTION OF DIRECTORS

Board of Directors

The Company’s third amended and restated certificate of incorporation divides the Company’s board of directors into three classes, with each class being elected to a three-year term.

The board of directors has nominated John S. Moody and Debra Zumwalt as Class II Directors to be voted upon at the 2015 Annual Meeting. DuBose Ausley, a Class II Director, has announced his intention to retire with effect on the date of the 2015 Annual Meeting. James D. Edwards, John McCartney and James H. Roth are Class III Directors serving terms ending at the 2016 Annual Meeting. H. Eugene Lockhart and George Massaro are Class I Directors serving terms ending at the 2017 Annual Meeting.

This Proxy Statement relates only to the solicitation of proxies from the stockholders with respect to the election of the two nominees as Class II Directors and the other matters described herein. The board of directors knows of no reason that Mr. Moody or Ms. Zumwalt might be unavailable to serve as the Class II Directors, and each has expressed an intention to serve, if elected. If Mr. Moody or Ms. Zumwalt is unable to serve, the shares represented by all valid proxies will be voted “FOR” the election of such substitute nominee as the board of directors may recommend. There are no arrangements or understandings between any of the persons nominated to be a Class II Director and any other person pursuant to which any of such nominees was selected.

The election of a director requires the affirmative vote of a plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting that are voted, provided that a quorum is represented at the meeting. A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. Therefore, abstentions and “broker non-votes” will have no impact on the election of directors. Properly executed proxies submitted pursuant to this solicitation will be voted “FOR” the election of Mr. Moody and Ms. Zumwalt as Class II Directors, unless specified otherwise.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF MR. MOODY AND MS. ZUMWALT AS CLASS II DIRECTORS.

The tables below set forth certain information regarding the directors of the Company.

Nominees to Board of Directors

Name	Age	Principal Occupation	Director Since	Class and Year in Which Term Expires
John S. Moody	66	Chief Executive Officer, Parkside Capital	2005	Class II 2015

Debra Zumwalt	59	Vice President and General Counsel, Stanford University	2014	Class II 2015

John S. Moody

Mr. Moody has served on our board of directors since November 2005. He is the Chairman of the Compensation Committee, and also serves on the Audit Committee.

Professional Experience

Since January 2014, Mr. Moody has been chief executive officer of Parkside Capital, formerly known as ProTerra Realty, a fund manager investing in real estate in Houston, Texas. He had previously served as president of Parkside Capital since January 2007. From 2004 until October 2005, Mr. Moody served as president and chief executive officer of HRO Asset Management, LLC, a real estate advisory business. From 2001 to 2004, Mr. Moody served as president of Marsh & McLennan Real Estate Advisors, Inc., a business that directed the execution of real estate projects and transactions for Marsh & McLennan. From 1995 to 2000, Mr. Moody was president and chief executive officer of Cornerstone Properties, Inc., a REIT that acquired, developed and operated large-scale Class A office buildings in major markets throughout the United States and that merged into Equity Office Properties Trust.

Board Service

Mr. Moody joined the board of Hines Global REIT, a privately owned real estate investment, development and management company, in June 2009. He joined the board of directors of Potlatch Corp., a real estate investment trust, in September 2006, and in January 2009, he assumed the role of Vice Chairman of Potlatch Corp. From 2001 to 2005, Mr. Moody served on the boards of directors of three publicly held REITs: Keystone Property Trust, CRIIMI MAE, Inc. and Equity Office Properties Trust.

Education

Mr. Moody received a B.A. in History from Stanford University and a J.D. with honors from The University of Texas School of Law.

Individual Contributions

Mr. Moody has spent the majority of his career working with real estate related businesses. He has served on multiple boards of directors, including serving as chairman and vice chairman, of companies organized as real estate investment trusts engaged in commercial real estate, as well as forest products. Mr. Moody has provided introductions for Huron’s Houston office consultants to his many contacts in Texas. As the former chief executive officer of a public company which owned Class A office buildings throughout the United States, as well as a professionally trained real estate and corporate attorney with broad experience in the capital markets, Mr. Moody is highly suited to his role as chairman of Huron’s Compensation Committee.

Debra Zumwalt

Ms. Zumwalt was elected to Huron’s board of directors in October 2014. She serves on the Compensation Committee.

Professional Experience

Since 2001, Ms. Zumwalt has been the Vice President and General Counsel of Stanford University and is in charge of the legal services provided to the University and its two affiliated hospitals with combined annual revenues of over $7 billion. Ms. Zumwalt is a member of the University Cabinet and provides governance, legal and strategic advice to the boards of the University, Stanford Health Care, Lucile Packard Children’s Hospital at Stanford and Stanford Management Company, which manages over $24 billion in assets. Ms. Zumwalt is also a member of the Board of Overseers for SLAC National Accelerator Laboratory at Stanford, and a director of SHI and SUMIT, a holding company and captive insurance company providing insurance coverage for the Stanford hospitals and physicians. From 1993 to 2001, Ms. Zumwalt was a partner at Pillsbury Winthrop LLP, where she specialized in complex civil litigation and higher education law, and for whom she served as managing partner of the Silicon Valley office and a member of the firm’s governing board. Previously, from 1987 to 1993, Ms. Zumwalt was Senior University Counsel at Stanford, responsible for advising and representing the University in connection with congressional hearings, criminal and civil investigations, negotiations and litigation matters. Prior to joining Stanford in 1987, Ms. Zumwalt worked as litigation counsel for Chevron Chemical Company and as a litigation associate for Pillsbury Winthrop LLP in San Francisco.

Board Service

Ms. Zumwalt is currently a director of Exponent, Inc., an engineering and scientific consulting company. She is also on the board of the American University of Afghanistan and the Academy of Art University and has served on other nonprofit boards in education and legal services.

Education

Ms. Zumwalt received a B.S. in Political Science from Arizona State University and a J.D. from Stanford Law School.

Individual Contributions

As a practicing attorney and in-house counsel to a university with two affiliated hospitals, Ms. Zumwalt is able to share with the Huron board a depth of experience negotiating the challenges faced by both higher education and healthcare organizations. Through her former service as a court appointed arbitrator and bar association president, as well as her current roles as director on corporate and academic boards, Ms. Zumwalt contributes a rare perspective on the law and governance.

Directors Not Standing for Election

Name	Age	Principal Occupation	Director Since	Class and Year in Which Term Expires
DuBose Ausley	77	Attorney, Ausley McMullen, P.A.	2004	Class II 2015

James D. Edwards	71	Retired Managing Partner—Global Markets at Arthur Andersen LLP	2004	Class III 2016

John McCartney	62	Non-executive Chairman, Huron Consulting Group Inc.	2004	Class III 2016

James H. Roth	57	Chief Executive Officer and President of Huron Consulting Group Inc. and Huron Consulting Services LLC, our principal operating subsidiary	2009	Class III 2016

H. Eugene Lockhart	65	Senior Advisor, North America, General Atlantic LLC	2006	Class I 2017

George E. Massaro	67	Vice Chairman of the Board, Huron Consulting Group Inc.	2004	Class I 2017

DuBose Ausley

Mr. Ausley was elected to our board of directors in October 2004. He serves on the Compensation Committee and Nominating and Corporate Governance Committee. Mr. Ausley has announced his intention to retire with effect on the date of the 2015 Annual Meeting.

Professional Experience

Mr. Ausley is an employee of Ausley McMullen, P.A., a law firm in Tallahassee, Florida, where he was chairman for more than 25 years until June 2002.

Board Service

Mr. Ausley is a director of Capital City Bank Group, Inc., a financial services holding company, and Capital Health Plan, an affiliate of Blue Cross and Blue Shield of Florida, Inc., on whose board he served from 1982 to 2005. Mr. Ausley served on the boards of Tampa Electric Company, a public utility operating in the State of Florida, and its parent, TECO Energy, Inc., until April 2013. He had served on the Board of Regents of the State University System of Florida from 1978 to 1994, and served as its chairman in 1981 and 1982. He also served on the Board of Trustees of Washington and Lee University for 10 years. In addition, he served as chairman of the Capital City Bank Group, Inc. from 1982 to 2003.

Education

Mr. Ausley received a B.A. in Economics from Washington and Lee University and a J.D. from the University of Florida College of Law.

Individual Contributions

Mr. Ausley has served on multiple boards of directors of companies, including telecoms, public utilities and financial institutions. His experiences serving on the boards of healthcare companies and institutions of higher education have allowed him to contribute the client perspective of those two primary areas of Huron’s business. In addition, as a practicing attorney and former chair of a law firm in the Southeast United States, he is able to address the legal issues facing public companies that provide consulting services in healthcare and higher education.

James D. Edwards

Mr. Edwards was elected to our board of directors in October 2004. He serves as Chairman of the Nominating and Corporate Governance Committee.

Professional Experience

Mr. Edwards retired in 2002 as managing partner—global markets of Arthur Andersen LLP, a position he had held since 1998. Mr. Edwards began his career with Arthur Andersen LLP in 1964 and served in several positions while there.

Board Service

Mr. Edwards is a director of Cousins Properties Incorporated, a publicly held REIT, and Crawford & Company, a global provider of claims adjustment and risk management solutions. He had previously served on the board of Transcend Services, Inc., a provider of medical transcription services to the healthcare industry, until early 2012, and had served on the board of IMS Health Incorporated, a global provider of information solutions to the pharmaceutical and healthcare industries, until February 2010.

Education

Mr. Edwards received a B.S. in Accounting from Bob Jones University and is a member of the American Institute of Certified Public Accountants.

Individual Contributions

Mr. Edwards’ experience includes 38 years with Arthur Andersen in the professional services industry and 25 years in various leadership positions, including Managing Partner for all operations in the United States and North America from 1987 to 1997, which enables him to recognize and successfully address the challenges and opportunities presented to Huron. Mr. Edwards possesses a deep knowledge of accounting and financial consulting services, many years of experience managing a large segment of a professional services firm, and a vast network of prior clients in diverse fields including real estate, pharmaceuticals and healthcare.

John McCartney

Mr. McCartney was appointed Non-executive Chairman of the board effective May 2010. He has served on our board since October 2004. From that date until February 2010, he served as chairman of the Audit Committee, on which he continues to serve.

Professional Experience

From June 1997 to March 1998, Mr. McCartney held the position of president of 3Com Corporation’s Client Access Unit. He joined the executive management team of US Robotics in March 1984 as vice president and chief financial officer and served in various executive capacities until serving as president and chief operating officer of US Robotics from January 1996 until its merger with 3Com Corporation in June 1997.

Board Service

From March 2011 until September 2013, Mr. McCartney served as chairman of the board of Westcon Group, Inc., a specialty distributor of networking and communications equipment, whose board he joined in August 1998 and for which he previously served as chairman from January 2001 until March 2009, and where he continues to serve as a director. Mr. McCartney had also served as chairman of the board of directors of A.M. Castle & Co., a global distributor of specialty metal and plastic products, from January 2007 until April 2010. He has served on that board since 1998. In July 2007, Mr. McCartney was appointed a non-executive director of Datatec Limited, a networking technology and services company, where he serves as chairman of the remuneration committee. He had previously served as vice chairman of the board of directors of Datatec from October 1998 until May 2004. In August 2011, Mr. McCartney joined the board of Transco, Inc., a Chicago-based company that provides solutions to customers in the railroad, electric utility, process and manufacturing industries. On March 10, 2015, Mr. McCartney was appointed to the board of Rice Energy Inc., an independent natural gas and oil company. From May 2009 until February 2015, he served on the board of Covance Inc., a drug development services company. From July 2005 until April 2010, Mr. McCartney served on the board of Federal Signal Corporation, a safety and security products manufacturer.

Education

Mr. McCartney received a B.A. in Philosophy from Davidson College and an MBA from The Wharton School of the University of Pennsylvania.

Individual Contributions

Mr. McCartney has served as chairman and vice chairman of the boards of several public and private companies, including those in the healthcare and drug development fields, as well as of an institution of higher education. His deep knowledge of accounting and his prior experience as chief financial officer and chief operating officer of a public company have prepared Mr. McCartney to serve as a member of the Audit Committee and to help guide Huron to its position as a leading consultancy. Mr. McCartney is based in Chicago, the location of Huron’s principal business offices.

James H. Roth

Mr. Roth has served as Chief Executive Officer of Huron Consulting Group Inc. and Huron Consulting Services LLC, our principal operating subsidiary, since July 2009. He was appointed President of Huron in March 2011. Mr. Roth was elected to Huron’s board of directors in November 2009. Previously, he served as Vice President, Health and Education Consulting for the Company since January 2007. Since Huron’s inception in 2002, until he became our CEO, Mr. Roth was a managing director and practice leader of the Company’s Higher Education consulting practice, which he grew into one of our largest organically grown practices.

Professional Experience

As a founding member of Huron, Mr. Roth has guided and grown Huron’s Higher Education consulting practice to a position of preeminence in the industry. He has more than 30 years of consulting experience working with many of the premier research universities and academic medical centers. Under his sound leadership, the Company has been named by Consulting magazine as one of the Best Firms to Work For in 2011, 2012, 2013 and 2014, and, for the fifth year in a row, the Huron Healthcare practice has been ranked number three on Modern Healthcare’s list of Largest Healthcare Management Consulting Firms.

Board Service

Mr. Roth was appointed to the board of Aviv REIT, a self-administered real estate investment trust specializing in skilled nursing facilities, in March 2013. He was appointed to the board of Shorelight Holdings LLC, a U.S.-based company focused on partnering with leading nonprofit universities to increase access and retention of international students and boost institutional growth, in November 2014. Mr. Roth was also appointed to the board of AdVenture Interactive Corp., a leading provider of comprehensive marketing and enrollment management services to colleges and universities, in November 2014.

Education

Mr. Roth received a B.A. in Political Science and Economics from Vanderbilt University and an MBA from Southern Methodist University.

Individual Contributions

Mr. Roth brings to the board his deep knowledge of the strategy and operations of institutions of higher education, including their healthcare and research facilities. Named in 2009 and in 2011 by Consulting magazine as one of the Top 25 Most Influential Consultants, Mr. Roth contributes to the board a singular understanding of the Huron organization and the consulting business, including research universities, hospitals, and academic medical centers.

H. Eugene Lockhart

Mr. Lockhart has served on our board of directors since December 2006. He is the Chairman of the Audit Committee, and also serves on the Compensation Committee.

Professional Experience

In November 2013, Mr. Lockhart became Senior Advisor, North America, at General Atlantic LLC, a leading global growth investment firm. In October 2013, he founded and became chairman of MissionOG LLC, a growth stage investment firm. Since 2005, he has served as a partner and chairman, Financial Institutions, at Diamond Castle Holdings, LLC in New York, a private equity investment firm. From 2002 until 2012, Mr. Lockhart was a venture partner at Oak Investment Partners, a venture capital firm. His prior positions include president of Global Retail Bank at Bank of America, as well as president and chief executive officer of MasterCard International.

Board Service

Mr. Lockhart joined the board of Aaron’s, Inc., a lease-to-own retailer of furnishings, consumer electronics and home appliances, in August 2014. He is also a director and audit committee chairman of RadioShack Corporation, a retail seller of consumer electronic goods and services. From February 2011 until September 2013, Mr. Lockhart served on the board of directors of Bonds.com, a trading platform for fixed income securities. He had served on the board of Asset Acceptance Capital Corp., a purchaser of accounts receivable portfolios from consumer credit originators, until its June 2013 merger with Encore Capital Group, Inc., and also served on the board of IMS Health Incorporated, a global provider of information solutions to the pharmaceutical and healthcare industries, until February 2010.

Education

Mr. Lockhart received a B.S. in Mechanical Engineering from the University of Virginia and an MBA from The Darden Graduate School of Business at the University of Virginia. In addition, Mr. Lockhart is a CPA, licensed in the Commonwealth of Virginia.

Individual Contributions

Mr. Lockhart brings to Huron’s board his broad experience overseeing and growing companies in which he represents venture capital investors, his experience as chief executive officer of leading corporations, and his service on the boards of companies in such diverse fields as financial services, healthcare and pharmaceuticals. Mr. Lockhart’s experience serving as chairman of the audit committees of public companies has prepared him to lead Huron’s Audit Committee. In addition, as the former executive and chairman of some of the most recognized companies in the world, Mr. Lockhart contributes to Huron his many contacts, including those with investors.

George E. Massaro

Mr. Massaro resumed the position of Vice Chairman of Huron’s board in May 2010. He had previously served in this role from March 2005 until July 2009, when he assumed the role of Non-executive Chairman in order to assist the new management team upon the departure of our former chairman. Mr. Massaro served as Non-executive Chairman of Huron’s board from July 2009 until May 2010. He has served as a director since May 2004. Mr. Massaro joined the Company in August 2002 as a managing director, served as our Chief Operating Officer from June 2003 until March 2005, and ended his employment with Huron in February 2009. He serves on the Nominating and Corporate Governance Committee.

Professional Experience

Mr. Massaro served as the managing partner of Arthur Andersen LLP’s 1,200-person New England practice from 1998 to 2002 and managing partner of the Boston office from 1995 to 1998. Mr. Massaro has served clients in the financial services and high-technology industries.

Board Service

Mr. Massaro serves as a director of Charles River Laboratories, a provider of research products and preclinical services for the biomedical community, and of Eastern Bank Corporation, an independent mutual bank holding company in New England. He is also a member of the board of trustees of Mount Auburn Hospital in Cambridge. In addition, Mr. Massaro is a member of the finance committee of the Archdiocese of Boston.

Education

Mr. Massaro received a B.A. in Accounting and Finance from Bentley College and an MBA from Babson College.

Individual Contributions

Mr. Massaro possesses a deep understanding of Huron’s business and history through his former experience as Chief Operating Officer of Huron from 2003 to 2005. His many years of experience in public accounting and management of a professional services practice enable him to provide a broad range of business insights as well as contacts in the business community.

Executive Officers

The Company’s executive officers are as follows:

Name	Age	Position
James H. Roth	57	Chief Executive Officer, President and Director
C. Mark Hussey	54	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer
Diane E. Ratekin	58	Executive Vice President, General Counsel and Corporate Secretary

James H. Roth’s biographical information is provided above under the caption “Directors Not Standing for Election.”

C. Mark Hussey was appointed Chief Operating Officer in February 2014. He has also served as Executive Vice President, Chief Financial Officer and Treasurer of Huron since July 2011. Prior to joining Huron, from 2002 to 2011, Mr. Hussey served as chief financial officer at Crosscom National, LLC, a privately held professional IT services organization deploying and servicing in-store technology solutions for large, national retailers. In that role, he was responsible for all finance and administrative functions for the company. Prior to that, from 2000 until 2002, he served as executive vice president and chief financial officer, North America, at Information Resources, Inc. During his career, Mr. Hussey has held senior finance, accounting and investor relations positions at entities such as EZLinks Golf, Inc., Dominick’s Finer Foods, Inc., and the Quaker Oats Company. Mr. Hussey received a B.S. in Accountancy from the University of Illinois, Urbana-Champaign and an MBA in Finance from the University of Chicago Graduate School of Business. He is a Chartered Financial Analyst, Certified Management Accountant, and Certified Public Accountant (Illinois).

Diane E. Ratekin was appointed Vice President and General Counsel of Huron in February 2011, and was named Executive Vice President in April 2011. She was appointed Corporate Secretary in December 2011. She had previously served as Huron’s Assistant Corporate Secretary since May 2009. Ms. Ratekin has been employed in Huron’s legal department since January 2005, and previously served as Deputy General Counsel. Prior to joining Huron, Ms. Ratekin was a partner in the Corporate Department of McGuireWoods LLP. Previously, she spent 17 years in the legal department of Deutsche Investment Management Americas Inc., formerly known as Zurich Scudder Investments, Inc. and Kemper Financial Services, Inc., where she was a Director and Team Leader of the Corporate and Investments Team. Before that, Ms. Ratekin was a litigator at Jenner & Block. She is a member of the American Bar Association, the Chicago Bar Association and the Association of Corporate Counsel. She received a B.A. in English and a J.D. from the University of Iowa.

Director Independence

Our Corporate Governance Guidelines require that the board of directors make an annual determination regarding the independence of each of our directors. The board of directors has determined that each of Messrs. Ausley, Edwards, Lockhart, Massaro, McCartney and Moody and Ms. Zumwalt is “independent” as defined in the applicable listing standards of The NASDAQ Stock Market, Inc. (“NASDAQ”). In making its determination, the board of directors considered the standards of independence set forth in the NASDAQ Corporate Governance Listing Standards and all relevant facts and circumstances to ascertain whether there was any relationship between a director and the Company that, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director or any material relationship with the Company (either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Company). In determining that Ms. Zumwalt is independent, the board of directors conducted a thorough review of payments made by Stanford University, which employs Ms. Zumwalt, to the Company for consulting services provided by the Company. After taking into consideration that Stanford University engagements comprised under 0.20% of Huron’s revenues for the years 2014 and 2013 and under 0.50% for the years 2012 and 2011, the board of directors determined that this relationship would not interfere with Ms. Zumwalt’s exercise of independent judgment in carrying out her responsibilities as a director.

Board Leadership Structure and Risk Oversight

Board Leadership.    Huron formally separated the roles of chairman of the board and chief executive officer in 2010. Our Non-executive Chairman is John McCartney and our Chief Executive Officer is James H. Roth. As Non-executive Chairman, Mr. McCartney, in consultation with Mr. Roth, develops the agendas for board meetings, determines the appropriate scheduling for board meetings, assesses the quality, quantity and timeliness of information provided from management to the board, assists the Nominating and Corporate Governance Committee in monitoring and implementing our Corporate Governance Guidelines and otherwise takes steps to ensure that the board is acting in the long-term best interests of the Company. Mr. McCartney also chairs executive sessions of the board. In addition, George E. Massaro serves as Vice Chairman.

The board has determined that our current board leadership structure is appropriate for the Company, as it believes the separation of powers is beneficial for our organization.

Risk Oversight.    One of the board’s responsibilities is to review the adequacy of the Company’s systems for compliance with all applicable laws and regulations for safeguarding the Company’s assets and for managing the major risks it faces. The board executes its responsibility for risk management directly and through its committees. The committees oversee risk matters associated with their respective areas of responsibility. For example, in addition to receiving reports from PricewaterhouseCoopers LLP (“PwC”), Huron’s independent registered public accounting firm, regarding significant accounting and financial reporting developments, our internal control over financial reporting and other matters, the Audit Committee requires direct reports from:

•	The General Counsel on legal developments;

•	Huron’s internal auditors on internal controls and financial compliance control matters; and

•	The Chief Compliance Officer on whistleblower hotline and compliance related issues.

The board regularly considers potential business risks facing the Company, including those surrounding such issues as:

•	Security and privacy;

•	Revenue recognition;

•	Quality assurance;

•	Strategic planning;

•	Employee retention;

•	International compliance;

•	Business continuity; and

•	Merger integration.

In 2014, we reviewed our material compensation policies and practices and reported to the Compensation Committee that these policies and practices are considered not to entail risks reasonably likely to have a material adverse effect on the Company. The Chief Compliance Officer, the CFO, the General Counsel, the Corporate Vice President, Human Resources and the Director of Compensation reviewed the plan elements, potential risks and various controls in place with respect to Huron’s executive, managing director, employee and business developer compensation plans. After reviewing the findings made by this group, the Compensation Committee agreed with the assessment that the compensation policies and practices are considered not to entail risks reasonably likely to have a material adverse effect on the Company.

Board Meetings and Committees

The board of directors conducts its business through meetings of the full board, actions taken by written consent in lieu of meetings, and by the actions of its committees. During 2014, the board of directors held 13 meetings.

During 2014, each board member attended at least 75% of the aggregate number of board meetings and meetings of all the committees on which the director served. Although the Company does not have a formal policy regarding director attendance at our annual meetings, we encourage directors to attend. All directors attended the 2014 Annual Meeting of Stockholders.

The board of directors operates in part through its three committees: Audit, Compensation, and Nominating and Corporate Governance. All committee members are “independent” as defined in the applicable listing standards of NASDAQ. In addition, all Compensation Committee members are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and all Audit Committee members meet the criteria for independence set forth in SEC Rule 10A-3(b)(1). A detailed discussion of each committee’s mission, composition and responsibilities is contained within the committee charters available in the Investor Relations section of the Company’s web site at www.huronconsultinggroup.com.

Audit Committee.    The Audit Committee responsibilities include overseeing our accounting and financial reporting processes, overseeing the audits of our financial statements and internal control over financial reporting, and retaining and discharging our auditors. The Audit Committee met eight times in 2014. The members of the Audit Committee are Messrs. Lockhart (Chairman), McCartney and Moody. The board of directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. The board of directors has also determined that each of Messrs. Lockhart, McCartney and Moody is an “audit committee financial expert,” as defined by the applicable securities regulations, and that each member of the Audit Committee satisfies the applicable NASDAQ listing standards for audit committee membership.

The Report of the Audit Committee for the fiscal year ended December 31, 2014 appears below under the caption “PROPOSAL 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM—Report of the Audit Committee.”

Compensation Committee.    Pursuant to its charter, the Compensation Committee responsibilities include overseeing our compensation and benefit plans, including all compensation arrangements for executive officers and directors, each of which the Compensation Committee reviews annually and makes changes as it deems appropriate. The Compensation Committee met seven times in 2014. The members of the Compensation Committee are Messrs. Moody (Chairman), Ausley and Lockhart and Ms. Zumwalt.

Management assists the Compensation Committee in the performance of its duties as described in more detail below under “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis—Role of Management.” In addition, during 2014, the CEO participated in all of the Compensation Committee’s meetings and in all of the executive sessions, except for those in which the Compensation Committee considered the CEO’s performance, compensation and incentives. The committee extended the engagement of Semler Brossy Consulting Group, LLC as its outside compensation advisor to assist the committee in the execution of its charter. The support provided by the advisor is described in more detail below under “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis—Role of Compensation Advisor.” The Report of the Compensation Committee on Executive Compensation appears below under the caption “EXECUTIVE COMPENSATION—Compensation Committee Report.”

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee responsibilities include identifying and recommending to the board of directors appropriate director nominee candidates and providing oversight with respect to corporate governance matters. The Nominating and Corporate Governance Committee met five times in 2014. The members of the Nominating and Corporate Governance Committee are Messrs. Edwards (Chairman), Ausley and Massaro.

Directors may be nominated by the board of directors or by stockholders in accordance with the bylaws of the Company. The Nominating and Corporate Governance Committee will review all candidates for nomination to the board of directors, including those proposed by stockholders as provided below. The Nominating and Corporate Governance Committee reviews the person’s judgment, experience, independence, understanding of the Company’s business or other related industries, and such other factors as the Nominating and Corporate Governance Committee determines are relevant in light of the needs of the board of directors and the Company. The board of directors believes that its nominees should reflect over time a diversity of experience, gender, race, ethnicity and age, although it follows no strict criteria when making decisions. The Nominating and Corporate Governance Committee selects qualified candidates and reviews its recommendations with the board of directors, which will decide whether to invite the candidate to be a nominee for election to the board of directors.

If the Nominating and Corporate Governance Committee receives a nominee recommendation in accordance with the rules of the SEC from a stockholder or group of stockholders that has beneficially owned more than 5% of the Company’s voting common stock for at least one year as of the date of the recommendation, the name of the candidate, the name(s) of the stockholder(s) who recommended the candidate, and whether the Nominating and Corporate Governance Committee chose to nominate the candidate will be disclosed in the proxy statement, if the consent of both the stockholder and the candidate has been received.

For a stockholder to submit a candidate for consideration by the Nominating and Corporate Governance Committee, a stockholder must notify the Company’s Corporate Secretary. In addition, the Company’s bylaws permit stockholders to nominate directors at a stockholders’ meeting. To make a director nomination at the annual meeting, a stockholder must notify the Company’s Corporate Secretary within the time periods specified under “SUBMISSION OF STOCKHOLDER PROPOSALS” below. Notices should be sent to: Corporate Secretary, Huron Consulting Group Inc., 550 West Van Buren Street, 17th Floor, Chicago, Illinois 60607, or corporatesecretary@huronconsultinggroup.com. In either case, the notice must meet all of the requirements contained in the bylaws.

Director Resignation Policy

The Company’s Corporate Governance Guidelines provide that in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than “for” his or her election shall promptly tender his or her resignation to the board of directors following certification of the election results, subject to acceptance by the board of directors. For purposes of this policy, (i) an “uncontested” election is one in which the number of persons properly nominated for election as directors as of the date that is ten (10) days before the record date for determining stockholders entitled to notice of or to vote at such meeting is not greater than the number of directors to be elected, and (ii) broker non-votes will not be counted as either votes “withheld” from or “for” such person’s election.

The Nominating and Corporate Governance Committee shall make a recommendation to the board of directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The board of directors shall determine whether to accept or reject the tendered resignation, or whether other action should be taken, in its sole discretion, and publicly disclose its decision regarding the tendered resignation within ninety (90) days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation and the board of directors in making its decision may each consider any factors or other information that they consider appropriate and relevant.

If any director’s resignation is not accepted by the board of directors, such director shall continue to serve until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal. If a director’s resignation is accepted by the board of directors pursuant to this policy, then the board of directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 2 of Article III of the bylaws of the Company or may decrease the size of the board of directors pursuant to Section 1 of Article III of the bylaws of the Company.

Stockholder Communications Policy

The Company’s board of directors has established a process for stockholders to send communications to the board of directors. Stockholders may communicate with any member of the board of directors, including the chairperson of any committee, an entire committee or the independent directors or all directors as a group, by sending written communications to:

Corporate Secretary

Huron Consulting Group Inc.

550 West Van Buren Street

17th Floor

Chicago, Illinois 60607

E-mail messages should be sent to corporatesecretary@huronconsultinggroup.com.

A stockholder must include his or her name and address in any such written or e-mail communication. The communication must indicate that the sender is a Company stockholder.

Each communication intended for the board of directors and received by the Corporate Secretary that is related to the operation of the Company and is not otherwise commercial in nature will be forwarded to the specified party following its clearance through normal security procedures. If the communication is mailed as personal, it will not be opened, but rather will be forwarded unopened to the intended recipient.

Diversity of Board Skills and Experience

Huron does not have a formal policy on board member diversity. The Nominating and Corporate Governance Committee, in discussing board composition, has focused on diversity of experience in relation to the development of the business. The Nominating and Corporate Governance Committee seeks candidates from regions where Huron offices are located, with prior management experience and experience on public company boards and in relevant industries.

Compensation of Directors

The Huron non-employee director compensation program is designed to enhance our ability to attract and retain highly qualified directors and to align their interests with the long-term interests of our stockholders. The program consists of both a cash component, designed to compensate independent directors for their service on the board and its committees, and an equity component, designed to align the interests of independent directors and stockholders. Mr. Roth receives no compensation for his service on the board.

The 2014 director compensation program had the following elements:

•	Annual cash retainer:

•	Non-executive Chairman – $235,000

•	Vice Chairman – $85,000

•	Other independent directors – $60,000

•	Board and committee meeting fee of $1,000 per meeting (The Chairman does not receive board or committee meeting fees.)

•	Annual committee chairperson retainer of:

•	Audit – $10,000

•	Compensation – $7,500

•	Nominating and Corporate Governance – $7,500

•

Annual restricted stock grant of $170,000 (granted on the date of the Company’s annual meeting and priced based upon the closing stock price on the date immediately preceding the annual meeting) which vests ratably over 12 quarters. If a new independent director joins the board after the Company’s annual meeting, the award is prorated as follows:

•	If the new director joins within six months of the Company’s annual meeting, the new director will receive half of the annual grant.

•	If the new director joins over six months after the Company’s annual meeting, no grant will be made.

•	Stock ownership requirement – independent directors are expected to own Huron stock equal to the lesser of three times the annual cash retainer (currently $180,000) or 9,000 shares.

•	A new independent director will receive an initial restricted stock grant equal to $200,000, which will vest ratably over 12 quarters.

•	All directors are reimbursed for out-of-pocket expenses for attending board and committee meetings.

Directors are eligible to participate in our deferred compensation plan, which is described under the caption “EXECUTIVE COMPENSATION—2014 Nonqualified Deferred Compensation.” One director has participated since 2013, and a second director elected to participate beginning in 2015.

Director Compensation Table

The following table summarizes the fees paid and the aggregate grant date fair value of shares granted to each of the non-employee directors in 2014. Directors who are also officers or employees of the Company receive no compensation for duties performed as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	Total ($)
DuBose Ausley (3)	82,000	170,016		252,016
James D. Edwards (3)	81,500	170,016		251,516
H. Eugene Lockhart (3)	96,000	170,016		266,016
George E. Massaro (3)	100,000	170,016		270,016
John McCartney (3)	235,000	170,016	9,207	414,223
John S. Moody (3)	93,500	170,016		263,516
Debra Zumwalt (4)	11,902	284,983		296,885

(1)	This column represents the aggregate grant date fair value of shares granted to our directors in 2014. Grant date fair value is based on the closing price of Huron stock on the last trading day prior to the grant date. Each of these grants vests ratably over the 12 calendar quarters following the grant, except for one of the two grants of restricted stock Ms. Zumwalt received on November 1, 2014, upon joining the board. The initial grant of 2,873 shares made to Ms. Zumwalt on that date vests ratably over the 12 calendar quarters following the grant, and the vesting schedule for the prorated portion of her annual grant (1,221 shares) was timed to coincide with the remaining vesting dates of the award made in May 2014 to the other directors.

(2)	The amount in this column represents investment gains in the deferred compensation plan. Huron does not offer a pension plan. The amount shown above represents that portion of the account earnings for 2014 that exceeded the SEC benchmark “market” rate equal to 120% of the long-term applicable federal rate (based on the average rate for 2014 of 3.79%).

(3)	At December 31, 2014, each of Messrs. Ausley, Edwards, Lockhart, Massaro, McCartney and Moody held 4,947 shares of restricted common stock.

(4)	At December 31, 2014, Ms. Zumwalt held 4,094 shares of restricted common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the 1934 Act, the Company’s directors, executive officers and persons who beneficially own 10% or more of our common stock (the “Section 16 Reporting Persons”) are required to report their initial ownership of common stock and subsequent changes in that ownership to the SEC. Section 16 Reporting Persons are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon our review of forms filed by the Section 16 Reporting Persons pursuant to the 1934 Act, we have identified one late filing in 2014 in connection with shares withheld for taxes upon the vesting of restricted shares held by John D. Kelly, Huron’s current Chief Accounting Officer and former Controller.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of our common stock by:

•	each person known by us to beneficially own 5% or more of our common stock;

•	each of our named executive officers;

•	each member of our board of directors; and

•	all directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (the “SEC”) and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options that are currently exercisable or exercisable within 60 days. Each director, officer or 5% or more stockholder, as the case may be, has furnished us with information with respect to beneficial ownership. Except as otherwise indicated, beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply.

	Beneficial Ownership
Name of beneficial owner (1)	Shares	%
Beneficial owners of 5% or more:
FMR LLC (2)	2,856,214	12.489
TimesSquare Capital Management, LLC (3)	1,598,812	7.00
Wellington Management Group LLP (4)	1,542,211	6.72
The Vanguard Group, Inc. (5)	1,426,908	6.23
BlackRock, Inc. (6)	1,286,528	5.60
Directors and Executive Officers:
DuBose Ausley (7)	24,474	*
James D. Edwards (8)	18,905	*
C. Mark Hussey (9)	37,907	*
H. Eugene Lockhart (10)	24,681	*
George E. Massaro (11)	18,862	*
John McCartney (12)	52,521	*
John S. Moody (13)	24,290	*
Diane E. Ratekin (14)	34,069	*
James H. Roth (15)	353,740	1.52
Debra Zumwalt (16)	4,094	*
All directors and executive officers as a group (10 persons) (17)	593,543	2.56

*	Indicates less than 1% ownership.

(1)	The principal address for each of the stockholders, other than FMR LLC, TimesSquare Capital Management, LLC, Wellington Management Group LLP, The Vanguard Group, Inc., and BlackRock, Inc., listed below, is c/o Huron Consulting Group Inc., 550 West Van Buren Street, Chicago, Illinois 60607.

(2)	The principal address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. Information regarding beneficial ownership of our common stock by FMR LLC is included herein in reliance on a Schedule 13G/A filed with the SEC on February 13, 2015.

(3)	The principal address of TimesSquare Capital Management, LLC is 7 Times Square, 42nd Floor, New York, New York 10036. Information regarding beneficial ownership of our common stock by TimesSquare Capital Management, LLC is included herein in reliance on a Schedule 13G filed with the SEC on February 11, 2015.

(4)	The principal address of Wellington Management Group LLP is 280 Congress Street, Boston, Massachusetts 02210. Information regarding beneficial ownership of our common stock by Wellington Management Group LLP is included herein in reliance on a Schedule 13G/A filed with the SEC on February 12, 2015.

(5)	The principal address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The shares are owned by The Vanguard Group, Inc. and the following subsidiaries of The

Vanguard Group, Inc.: Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. Information regarding beneficial ownership of our common stock by The Vanguard Group, Inc. is included herein in reliance on a Schedule 13G/A filed with the SEC on February 10, 2015.

(6)	The principal address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022. The shares are owned by the following subsidiaries of BlackRock, Inc.: BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd. and BlackRock Investment Management, LLC. Information regarding beneficial ownership of our common stock by BlackRock, Inc. is included herein in reliance on a Schedule 13G/A filed with the SEC on February 2, 2015.

(7)	Includes 3,992 shares of restricted common stock.

(8)	Includes 3,992 shares of restricted common stock.

(9)	Includes 9,802 shares issuable upon exercise of options that are exercisable currently or within 60 days of the Record Date. Also includes 14,632 shares of restricted common stock.

(10)	Includes 3,992 shares of restricted common stock.

(11)	Includes 3,992 shares of restricted common stock.

(12)	Includes 3,992 shares of restricted common stock, as well as 1,259 shares held by a wholly-owned limited liability company of which Mr. McCartney is the sole owner.

(13)	Includes 3,992 shares of restricted common stock.

(14)	Includes 9,426 shares issuable upon exercise of options that are exercisable currently or within 60 days of the Record Date. Also includes 8,281 shares of restricted common stock.

(15)	Includes 153,803 shares issuable upon exercise of options that are exercisable currently or within 60 days of the Record Date. Also includes 36,840 shares of restricted common stock, as well as 3,855 shares held by a family partnership.

(16)	Includes 3,733 shares of restricted common stock.

(17)	Includes an aggregate of 173,031 shares issuable upon exercise of options held by members of the group that are exercisable currently or within 60 days of the Record Date. Also includes 87,438 shares of restricted common stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Discussion and Analysis provides information regarding the objectives and elements of our compensation program with respect to the compensation of persons who appear in the “Summary Compensation Table” (who we refer to collectively throughout this Proxy Statement as our “named executive officers” or “NEOs”). 1

SECTION 1 — EXECUTIVE SUMMARY[1]

Strategy

Business	Compensation

Our business strategy is to be the premier professional services firm primarily serving the healthcare, education, life sciences, legal, and business advisory markets. To ensure the success of our strategy and our ability to deliver sustained value to our shareholders, Huron focuses on the following key drivers:

•    Specialize in offering deep industry specific consulting expertise to our clients.

•    Attract, retain, and motivate top tier client-facing talent with substantial subject matter expertise.

•    Identify and complete acquisitions to supplement organic growth.

•    Optimize corporate infrastructure to effectively scale and support the Company’s long-term growth plans, while enhancing EBITDA margins.

There are three key elements in our philosophy behind our compensation plans of our named executive officers:

•    Motivate and reward performance in the long-term best interests of shareholders.

•    Deliver competitive total compensation targeted at the median of the peer group (+/-15%).

•    Place a substantial portion of the compensation of our named executive officers at risk; actual payouts should vary based on the Company’s financial and operational performance. The performance measures directly link into our business strategy through revenue, Adjusted EBITDA margin, and Adjusted EPS growth as well as fulfillment of strategic measures identified each year by the board of directors.

We also annually grant a sizeable portion of shareholder approved equity to our client-facing managing directors (an average of 80% of total equity granted in each of the last three years; by contrast approximately 12% of total equity granted is awarded to NEOs). As a professional services firm, we recognize that our client-facing managing directors are critical to generating revenue and to the overall success of Huron.

2014 Performance and Pay

Business Performance	Compensation

To understand our compensation decision making, it is important to understand the Compensation Committee’s evaluation of the Company’s financial and other objective performance criteria during 2014.

•    Net revenue of $811.3 million, 13% higher than the prior year.

•    Adjusted EBITDA of $155.7 million, an increase of 13% over the prior year.

•    Adjusted EPS of $3.42 increased over 15% compared to the prior year.

•    Completed three acquisitions that in the aggregate contributed 500 basis points to revenue growth.

•    Stock price increase of 9% over prior year, following an increase of 86% in 2013 over 2012.

•    Maintained a strong balance sheet while generating solid cash flow and funding more than $150 million in acquisitions, share repurchases, capital expenditures and costs related to the convertible debt offering.

Two core compensation programs are tied to business performance. These programs make up approximately 50% of the total compensation for executives:

•    Annual cash incentive awards

•     Performance measures are revenue, Adjusted EBITDA margin and strategic measures.

•    Performance share units

•     Performance measure is Adjusted EPS with annual and three-year goals.

The Compensation Committee also took several compensation actions in 2014 so that the compensation plan is aligned with our business strategy and supports good governance:

•    Added a three-year performance factor to performance shares to align multi-year performance and long-term compensation.

•    Replaced stock options with restricted share awards (RSAs) in the service-based equity portion of the Long-Term Incentive to align our practice with the peer group and to balance the risk profile of our compensation program given the addition of a three-year performance factor in the performance share plan.

•    Introduced a clawback policy to safeguard against unwarranted compensation in the event of a financial restatement.

[1]

In the below discussion of the Company’s 2014 performance, the Compensation Committee discusses certain of Huron’s results of operations using certain non-GAAP financial measures, which are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 Annual Report on Form 10-K”), Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations under the subheading “Non-GAAP Measures.” These non-GAAP financial measures include Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS. EBITDA is defined as net income from continuing operations before interest and other expenses, income tax expense and depreciation and amortization. Adjusted EBITDA represents EBITDA as adjusted by adding back restructuring charges, litigation and other settlement gains and losses, restatement related expenses, and goodwill impairment charges. Adjusted EBITDA margin is Adjusted EBITDA expressed as a percentage of revenues. Adjusted EPS is defined as earnings per share from continuing operations adjusted for the same items as Adjusted EBITDA, in addition to amortization of intangible assets, on a tax effected basis.

Leadership

Named Executive Officers

This past year, Huron’s named executive officer team consisted of the following individuals:

•     Mr. Roth, Chief Executive Officer, President and Director.

•     Mr. Hussey, who was promoted to the role of Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer. (Prior to February 25, 2014, Mr. Hussey was Executive Vice President, Chief Financial Officer and Treasurer.)

•     Ms. Ratekin, Executive Vice President, General Counsel and Corporate Secretary.

Huron’s named executive officers are responsible for our Company-wide business operations and setting overall strategy of the organization.

Consulting Leadership

Each of Huron’s individual operating segments is led by Practice Leadership and teams of client-facing managing directors. The Practice Leaders and client-facing managing directors for each business area are responsible for generating revenue and ensuring delivery of superior services. These leaders have the critical talent and skills that make us unique and enable us to grow our business and compete in the marketplace. It is imperative to our core business strategy that we retain our current client-facing managing directors and obtain new talent through recruiting and developing our high potential employees so that they can progress to higher level leadership roles within the Company.

Competitive Business Environment

Huron Consulting Group provides consulting and services to help clients in diverse industries improve performance, transform the enterprise, reduce costs, leverage technology, process and review large amounts of complex data, address regulatory changes, recover from distress and stimulate growth. Our competitors include a cross-section of both publicly traded and private companies and also include subsidiaries or divisions of both publicly traded and private companies.

We evaluate several groups of peers depending on what we are measuring:

•     For executive compensation, we use a peer group of publicly traded companies where the roles of the executive officers are similar to those of our executives (see Section 5 for more detail). We set executive pay in alignment with the pay data from this peer group. For compensation of our client-facing managing directors as referenced above, we gather data from public and private companies and focus our comparators on the type of work performed, rather than the size or public/private nature of the organizations.

•     In order to assess our business performance, we review all of our business competitors, many of which are private, much larger in size or are subsets of larger companies. As a result, obtaining comparative business results can be challenging. We review the best available information from the companies we compete with for business.

The complexity of the business composition of our peer group makes obtaining comparable performance data difficult. As a result, we have chosen to set executive performance goals based on absolute rather than relative performance measures.

SECTION 2 — COMPENSATION PROGRAM OVERVIEW

Huron’s executive compensation program is structured to align executive pay with Company performance. The strength of this alignment was recognized by our shareholders in 2014 as Huron received over 99% approval of a shareholder advisory vote (commonly referred to as “Say on Pay”).

We strive to provide compensation to motivate and reward performance that is in the long-term best interests of our shareholders. We define performance as a blend of:

•	Financial performance versus annual goals (Revenue and Adjusted EBITDA margin)

•	Delivery of value to shareholders (Adjusted EPS measured annually and over a three-year period)

•	Achievement of annual strategic initiatives

We set a competitive target total value by using a mix of compensation vehicles that allows us to attract, motivate and retain top leadership talent.

The key operational aspects of our compensation program are summarized in the following table:

Dimension of Program	Description
Total Compensation Opportunity	We generally establish targets for total direct compensation within 10% to 15% of the peer group median. Target total direct compensation includes base salary, annual incentive compensation and long-term incentive awards. Total actual compensation received by our named executive officers depends on Company performance.
Compensation Vehicles	We rely on base salary, annual cash incentive, service-based equity, and performance shares.
	Base salary	Reflects the fundamental role of the executive.
	Annual cash incentive	Rewards for achieving specific key measures of short-term Company performance.
	Service-based equity (restricted stock)	Serves to retain talent, promote executive ownership, and balance risk in the compensation portfolio. This component makes up 30% of the total target LTI award.
	Performance shares	Aligns executive pay opportunities with long-term Company performance. If performance is below the minimum annual threshold, no awards will be earned. This component makes up 70% of the total target LTI award.
Goal Setting
Performance Metrics

Significant rigor is put into the determination of the Company goals. The Compensation Committee and the board carefully review goals submitted by management. Goals are set based on the Company’s financial plans taking into consideration stakeholder expectations for growth and profitability.

Performance metrics on both the Annual Incentive Plan and the performance share plan are set such that zero awards can be earned if the annual performance is below a minimum threshold level.

Annual Incentive Plan
	Revenue	Reflects the Company’s commitment to growth through continued expansion of its service offerings and market presence.
	Adjusted EBITDA Margin Percentage	Aligns with Company’s focus on profitable growth.
	Strategic Measures	Reinforces the importance of achieving specific initiatives that are necessary for continued success.
Long-Term Incentive Plan
	Performance Shares: Non-GAAP Adjusted EPS	Ensures that the named executive officers are focused on profitability for shareholders over the multi-year performance period. The final value of the performance shares will also reflect the changes in the stock price, aligning the interests of the named executive officers with the shareholders.
	Service-based Equity: Stock Price	Aligns the interests of the executives with the interests of shareholders.

SECTION 3 — 2014 RESULTS

We define success through a number of measures, and in 2014 we had positive performance in many areas:

•	Revenue increased 13% from $720.5 million to $811.3 million.

•	Adjusted EBITDA increased 13% from $138.4 million to $155.7 million.

•	Adjusted EPS increased 16% from $2.96 to $3.42.

•

We maintained a strong balance sheet while generating solid cash flow and funding more than $150 million in acquisitions, share repurchases, capital expenditures and costs related to the convertible debt offering. Total debt, net of cash, increased only $26 million.

•	We continued to build a culture that attracts top talent. Average full-time billable consultant headcount in 2014 increased by nearly 15% compared to 2013.

•	We acquired three companies in 2014 to support our strategic growth strategy in three of our four operating segments:

•

The Frankel Group expands Huron’s life sciences practice to include deep expertise in corporate and R&D strategy, as well as commercialization and business development work. The market for these services includes pharmaceutical and life sciences companies and the law firms and investment firms that serve such companies.

•

Vonlay, whose expertise in healthcare information technology (HIT), particularly electronic health records (EHR) systems, expands our Healthcare business capabilities. Vonlay’s services empower hospitals, health systems, and academic medical centers to optimize their technology investments, as well as improve their operations and care delivery.

•

Threshold, whose business complements the Enterprise Performance Management and Analytics practice within Huron’s Business Advisory segment, offers business intelligence and analytics solutions to the office of the CFO. Threshold also adds CIO-centric solutions including data warehousing, data modeling and information governance capabilities, while providing an entry into Salesforce.com CRM implementation services.

•	Huron has been favorably recognized externally:

•	Named as one of the Best Firms to Work For and received an award for Excellence in Social and Community Investment by Consulting magazine.

•	Selected as Top Workplace by Chicago Tribune and The Oregonian.

•	Received a perfect score on the 2014 Corporate Equality Index.

•	In 2014, we were pleased to receive a shareholder advisory vote (commonly referred to as “Say on Pay”) in excess of 99% in support of the named executive officer compensation.

•

Investors responded favorably to Huron’s financial and strategic performance. This response is reflected in a 9% stock price increase in 2014 following an 86% increase in 2013. Over the past three years the stock price has appreciated an average of 21% per year.

SECTION 4 — 2014 COMPENSATION PROGRAM DETAILS

Targeting of Total Direct Compensation

The Compensation Committee targets total direct compensation within 10% to 15% of the median of the peer group for each named executive officer. It is the assessment of the Compensation Committee that the total direct compensation levels of our named executive officers including our CEO are generally within the median of our peer group. The established targets for individual components and overall executive compensation are designed to be competitive in order to attract, motivate and retain executives necessary to drive and achieve Company objectives. In some cases, individual components may be over or under market (in order to emphasize a particular element or if individual circumstances dictate), but we believe the total direct compensation packages are market competitive.

2014 Base Salary, Annual and Long-Term Incentive Changes

The Compensation Committee approved the following changes to base salary and target annual and long-term incentive (LTI) levels for the named executive officers for 2014 compared to 2013.

Compensation Element	James H. Roth		C. Mark Hussey		Diane E. Ratekin
	2013	2014	2013	2014	2013	2014
Base Salary	$800,000	$900,000	$450,000	$550,000	$375,000	$400,000

Target AIP Payout	110% of base salary	110% of base salary (no change)	80% of base salary	90% of base salary	50% of base salary	50% of base salary (no change)

Target LTI Payout	175% of base salary	225% of base salary	100% of base salary	125% of base salary	75% of base salary	90% of base salary

These changes were made to reflect actual performance (Company and individual), peer group compensation data, and in the case of Mr. Hussey, to reflect his added responsibilities. Compensation for all three executives, after taking into consideration the increases provided, are within 10% to 15% of the median of the peer group. The Compensation Committee approved 2015 compensation levels (base salary and target annual and long-term incentive) that remain unchanged from 2014.

2014 Annual Incentive

The Compensation Committee approved a performance-based Annual Incentive Plan for 2014. Based on the actual results on each of the performance measures, a total cash annual incentive payout of 97% of target was earned. This amount is reflected in the Summary Compensation Table as Non-Equity Incentive Plan Compensation. This plan has three performance criteria (with the corresponding weight noted below):

1.	Revenue (40% weighting). 2014 revenue was $811.3 million. Revenue generated by the Vonlay and Threshold acquisitions is excluded for purposes of measuring performance since revenue for these companies was not included in the NEO revenue target established at the beginning of 2014. Revenue generated by The Frankel Group, which was acquired effective January 1, 2014, is included in the NEO revenue target. Adjusted for the Vonlay and Threshold acquisitions, revenue was $791 million, resulting in funding of 73% of target.

2.	Adjusted EBITDA Margin Percentage (30% weighting). Actual EBITDA margin percentage of 19.2% resulted in the maximum assessment of funding of 125% of target.

3.

Strategic Measures (30% weighting). The measures that were agreed upon at the beginning of 2014 by the Compensation Committee focused on further development of each practice area and further improvements in the effectiveness and efficiencies of Huron’s infrastructure. In considering the specific performance against each of the strategic measures, the Compensation Committee concluded that the executives met or exceeded performance on several measures including: successful integration of multiple acquisitions, the success of the convertible debt initiative, progress in several key infrastructure areas and the Healthcare practice’s overall growth and performance. This offset some shortfall in fully achieving growth initiatives elsewhere in the business. After considering the performance in all areas, the Compensation Committee determined that this performance should result in funding of 100% of target.

Based on these results, the overall performance payout under the Annual Incentive Plan was 97% of target.

Note: To ensure compliance with the terms of Section 162(m), a performance threshold of $0.05 GAAP EPS must be exceeded prior to the payout of the 2014 Annual Incentive Plan. If $0.05 GAAP EPS is exceeded, the Compensation Committee can approve a payout of up to 150% of target. The $0.05 GAAP EPS was exceeded in 2014.

The chart below shows the plan structure, the results of each performance measure and the calculation of the annual incentive award.

		2014 Performance Targets ($MM)
Measure	Weight	25%	100%	125%	Actual	% Earned
Revenue	40%	$765	$805	$825	$791	73%
Adjusted EBITDA %	30%	18.5%	18.7%	18.9%	19.2%	125%
Strategic Measures	30%		See above			100%
Total Earned: 97%

2014 Long-Term Equity Grants

On March 1, 2014, Huron granted long-term equity grants that were structured as 70% performance shares and 30% restricted stock.

Executive	Performance Shares Granted*	Restricted Shares Granted
James H. Roth	21,422	9,181
C. Mark Hussey	7,273	3,117
Diane E. Ratekin	3,808	1,632

*	Full long-term equity grant value at target performance.

Restricted Stock Awards

The restricted stock granted will vest 25% per year over four years based on continued service to ensure continued retention. In addition, the Company must exceed $.05 per share of EPS in the year of grant for vesting to occur over the four years based on service. This condition was added to allow the grant to satisfy the conditions of 162(m). This condition was met in 2014.

Performance Share Awards

In 2014, the Compensation Committee revised the performance share plan for named executive officers. The performance share plan is now based on both three-year performance (2014 through 2016) and annual performance. The purpose of revising the plan to add a three-year performance period was to incent sustained performance over a longer-term period. This replaces the 2013 design that was based 100 percent on annual performance.

Plan Mechanics:

•	A grant of performance share units will be made in 2014, 2015 and in 2016 based on each NEO’s target LTI payout.

•	Each grant is assessed using both annual and three-year performance goals.

•	Annual Performance: At the start of each year the Compensation Committee approves annual performance goals and sets threshold, target and maximum performance levels based on Non-GAAP Adjusted EPS.

•

Three-year Performance: Three-year performance is assessed using the three-year average of the actual annual performance achievement against the annual goals. The three-year average of the annual performance for 2014-2016 will result in a multiple to be applied to the portion of the awards subject to the three-year performance, based on a table developed by the Compensation Committee as shown in the chart below with the heading “Multiplier for 2014-2016 Three-Year Average Performance.”

•	At the end of the annual performance period, performance is evaluated on the annual performance goals and all performance share units are adjusted based on performance against the annual goals.

•	The grant is then divided into two parts:

•	40% of the adjusted award is deemed to be earned based on the annual performance and vests immediately.

•	The remaining 60% of the award will remain unearned and is subject to an additional adjustment based on three-year performance.

•

At the end of 2016, three-year performance will be determined and applied to the 60% of the award that was deferred at the end of the annual performance periods and adjusted based on the table shown below.

•	50% of the earned amount (30% of the total award) will vest at the end of 2016.

•	50% of the earned amount (30% of the total award) will vest at the end of 2017.

2014 Annual Performance Measures and Results:

The Compensation Committee established Non-GAAP Adjusted EPS as the performance measure with payouts ranging from 0% to 125%. Actual performance came in at 151% of target. Actual performance exceeded the maximum performance target; therefore, the grant of performance share units was adjusted to 125%. Please see the chart below for the targets and actual results. Forty percent of the performance shares, after applying the 125% multiplier, were earned by each participant.

	2014 Performance Targets(1)					Actual Performance
Measure	0%		25%	100%	125%	Actual	PSU Adjustment Percent(2)	Actual Earned Amount for 3 Yr. Avg.(3)
Non-GAAP Adjusted EPS	<$	2.83	$2.83	$3.17	$3.28	$3.39	125%	151%

(1)	Performance targets were adjusted to exclude the impact of share repurchases and the acquisition of Vonlay. Actual Non-GAAP Adjusted EPS for the 2014 calendar year was $3.42.

(2)	Per the construct of the plan, the earned amount for the annual portion is capped at 125%.

(3)	Actual uncapped performance was at 151%. This is the amount that will be used for 2014 in the three-year average for assessing performance over the three-year period.

Three-Year Performance Measures:

Three-year performance will be measured using a three-year average of the earned performance from 2014, 2015 and 2016. This three-year average will use the actual earned amount from the annual performance cycles. Based on that average, a multiplier between .75 and 2.00 is applied (see chart below). For 2014, the actual performance of 151% will be used in the average.

Multiplier for 2014 – 2016 Three-Year Average Performance(1)
.75	.9	1.0	1.25	1.5	1.75	2.0

< 50%	50% to 84%	85% to 99%	100% to 109%	110% to 114%	115% to 119%	> 120%

(1)	This multiplier table starts at .75 because the target awards were already adjusted subject to annual performance and are to be re-earned based on three-year performance. A multiple of 2.00 is used on the high end. The Compensation Committee determined that if performance over a three-year period averaged 120% or more, that represents exceptional sustained performance and justifies a significant award.

SECTION 5 — ADDITIONAL DISCLOSURE RELATED TO COMPENSATION PROGRAM

Peer Group

Eleven companies currently comprise the compensation peer group for Huron. Companies were identified based on the following process:

1.	All companies were identified that met the following criteria:

•	U.S. headquartered and publicly traded.

•	Revenue between one-half to two times Huron’s trailing 12 months revenue as of Huron’s 2014 fiscal year-end.

•	Global Industry Classification Standard (GICS) codes: Research and Consulting Services, Application Software, Health Care Services or Technology, or Data Processing and Outsourced Services.

2.	Companies were then screened and selected that best met the following set of factors:

•	Business and/or labor market competitor to Huron.

•	Similar revenue per employee.

•	Predominantly U.S. revenue.

•	Principal business was to provide value-added consulting or advisory services to companies and organizations.

The chart below lists the 2014 peer group and each company in the peer group’s trailing 12 months revenue and market capitalization as of December 31, 2014.

Huron Consulting Group Peer Group ($MM)

	Trailing 12 Months Revenue (1)		Market Cap 12/31/2014
IHS		$2,231	$7,763
MAXIMUS		$1,761	$3,653
FTI Consulting		$1,747	$1,585
ICF International		$1,003	$795
Navigant Consulting		$841	$7,447
CBIZ		$719	$422
MedAssets		$692	$1,190
Resources Connection		$584	$619
The Advisory Board		$574	$1,763
Accretive Health (2)	$	NA	$659
EPIQ Systems		$489	$620

Median		$719	$795

Huron Consulting Group		$791	$1,570

(1)	Based on most recent available public filings as of December 31, 2014.

(2)	Accretive Health was delisted from the New York Stock Exchange in March 2014. Accretive Health has taken substantial steps to rejoin the NYSE and Huron anticipates that Accretive Health will serve as a relevant member of the peer group in the future. Accretive Health’s last reported full year revenue was $505 million for the fiscal year ended on December 31, 2013.

Employment Agreements with Mr. Roth, Mr. Hussey and Ms. Ratekin

Huron has entered into agreements with each of the named executive officers that provide for benefits upon termination of employment under certain circumstances, including in connection with a change of control of the Company. Huron provides these benefits as a means of remaining competitive, retaining executive officers, focusing executive officers on shareholder interests when considering strategic alternatives, and providing income protection in the event of involuntary loss of employment. In general, these arrangements provide for severance benefits upon Huron’s termination of the executive’s employment without cause or resignation by the executive for good reason (constructive termination). In the event of a change of control of Huron, and if the executive’s employment is terminated without cause or for good reason, the executive will receive enhanced severance benefits. Huron provides enhanced severance benefits with a so-called “double trigger” because the Company believes that the executive officers would be materially harmed in a change of control only if it results in reduced responsibilities or compensation or loss of employment for the executive. Huron is not obligated under any gross-up provisions to pay for excise tax payments for the CEO and other named executive officers in the event of a change of control.

More information on our use of employment agreements, including the estimated payments and benefits payable to the named executive officers, is provided under the “Potential Payments Upon Termination or Change of Control” section of this Proxy Statement.

Role of Compensation Committee

The Compensation Committee is primarily responsible for administering our executive compensation program in a manner consistent with our compensation philosophy and objectives. The principal functions of the Compensation Committee are to:

•	set salaries and annual and long-term incentive levels for the CEO and other named executive officers;

•	evaluate annually the performance of the CEO (in coordination with the full board) and review the CEO evaluations of the other named executive officers;

•	review and approve the design and competitiveness of our compensation plans, executive benefits and perquisites;

•	review and approve the total cash and stock bonus pools for the organization, and approve the individual incentive payout awards for the named executive officers;

•	review director compensation and make recommendations to the board;

•	review and approve goals used for the annual and long-term incentive plans;

•	retain or terminate, in its sole discretion, any independent compensation consultant used to assist the Compensation Committee;

•	review and evaluate compensation arrangements to assess whether they could encourage undue risk taking; and

•	create a Compensation Committee report on executive compensation for inclusion in the proxy statement.

The Compensation Committee acts independently, and works closely with our board of directors and the executive management team, in making many of its decisions. To support its decision making, the Compensation Committee has retained the services of independent compensation consultant, Semler Brossy Consulting Group, LLC (“Semler Brossy”).

In 2014, the Compensation Committee was comprised entirely of independent directors, none of whom has at any time been an officer or employee of the Company.

Role of Management

Our CEO works together with the Corporate Vice President, Human Resources and the Compensation Committee of our board to establish, review and evaluate compensation packages and policies for our executive officers. Our CEO reviews the performance of each named executive officer and makes recommendations to the Compensation Committee based on his review. Our CEO, COO/CFO and General Counsel provide input into our strategic goals for future performance periods. The Compensation Committee carefully reviews all information before finalizing incentive goals, however, as we believe such a process is consistent with good governance. Prior to determining the size of the bonus pool for all employees other than NEOs, management reviews Company and practice performance with the Chairman of the board so that the bonus pool and Company profitability strike the right balance between shareholder returns and retention of employees.

Role of Compensation Advisor

The Compensation Committee continued to retain Semler Brossy as its advisor for the 2014 fiscal year to assist in the ongoing assessment of our executive compensation strategy and program. Semler Brossy reports directly to the Compensation Committee and serves at its sole discretion. Semler Brossy does not perform any other services for the Company other than those in connection with its work for the Compensation Committee. The Compensation Committee annually analyzes whether the work of Semler Brossy as a compensation consultant has raised any conflict of interest. The Compensation Committee has determined, based on its analysis of NASDAQ requirements, that the work of Semler Brossy and the individual compensation advisors employed by Semler Brossy as compensation consultants to the Company has not created any conflict of interest.

2014 Say on Pay Vote

In 2014, we received a shareholder advisory vote (commonly referred to as “Say on Pay”) in excess of 99% in support of the named executive officer compensation. We believe this positive vote reflects the strong pay for performance relationship in our executive compensation program and supports the changes that have been made in recent years to improve the program. We continue to listen carefully to our shareholders and incorporate their feedback into our deliberations about executive compensation. Shareholders at the 2011 Annual Meeting expressed a preference that advisory votes on executive compensation occur every year. Consistent with this preference, the Company will hold its advisory vote on the compensation of the Company’s named executive officers annually until the 2017 Annual Meeting, at which time shareholders will again be asked to vote on the frequency of advisory votes on named executive officer compensation.

Health and Welfare Benefits

The named executive officers are eligible for the same health and welfare benefits generally available to Huron employees.

Deferred Compensation

The Company also offers a nonqualified deferred compensation plan (the “DCP”) to all managing directors, corporate vice presidents, named executive officers and independent directors. The DCP allows participants to elect to defer up to 75% of their base salary and 100% of their annual cash incentive into a deferred compensation account and to choose from a number of investment alternatives.

Perquisites

Huron did not provide material perquisites to any named executive officer in 2014. The Company provides enhanced disability and life insurance benefits to all of its managing directors, corporate vice presidents and executive officers. The CEO and Executive Vice Presidents are also offered reimbursement of the cost of an annual executive physical examination.

Clawback Provisions

In 2014, we adopted an incentive compensation recoupment policy (commonly referred to as a “clawback policy”) that provides for the potential recoupment of bonuses or awards paid to executive officers and such other individuals designated by our independent directors under our short and long-term incentive compensation plans, where the payout or actual award received was determined based in part on the financial performance of the Company or one of its practice areas. In the event of a material restatement of our quarterly or annual financial results, our independent directors will review all incentive compensation awarded to those individuals covered by the policy based upon the achievement of financial results that were the subject of the restatement. The independent directors have the authority to recoup all or a portion of the incentive compensation to the extent that the amount of such compensation would have been lower than the amount actually awarded, granted, paid, earned, deferred or vested based on the achievement of financial results that were subsequently reduced due to such restatement.

Stock Ownership Guidelines, Holding Requirements, Hedging and Pledging Policies

In 2010, the Compensation Committee adopted stock ownership guidelines for Huron’s named executive officers and non-employee directors. The guidelines, set forth below, are consistent with peer practices and designed to promote alignment with the interests of stockholders and the Company’s commitment to sound corporate governance.

Position	Stock Ownership Guideline
CEO	the lesser of 3x salary or 120,000 shares
COO/CFO	the lesser of 2x salary or 50,000 shares
Other Executive Officers	the lesser of 1x salary or 20,000 shares
Non-employee Directors (first elected prior to 2014 annual meeting)	the lesser of 3x annual retainer or 9,000 shares

Until the relevant stock ownership target is achieved, executive officers and non-employee directors are required to retain a number of shares equal to at least 60% of the net after tax proceeds from the exercise of stock options or vesting of restricted stock and performance shares. Only shares owned outright count towards ownership requirements. Unexercised stock options and unvested performance shares or restricted stock do not count.

Mr. Roth and Ms. Ratekin and all of our non-employee directors serving as of the 2014 annual meeting have met the stock ownership guidelines. Mr. Hussey is expected to retain a number of shares equal to at least 60% of the net after tax value from the exercise of stock options or vesting of restricted stock and performance shares until he satisfies the ownership requirements.

The Company has an insider trading policy that prohibits directors, officers, employees and contractors from entering into transactions in publicly traded puts, calls or other derivative securities with respect to Huron’s stock and requires that any other transaction that “hedges” the ownership in Huron’s stock be pre-cleared by the General Counsel. In addition, the board has adopted a policy that requires board approval of any hedging activities by executive officers, and the board has indicated it would not approve any such hedging activities except in unusual circumstances.

The Company also has a pledging policy that in general prohibits directors, officers, employees, and contractors from holding Company securities in a margin account or pledging Company securities as collateral for a loan. Limited exceptions may be made by the General Counsel if the person wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Tax Considerations

Section 162(m). Section 162(m) of the Code generally limits the deductibility for federal income tax purposes of compensation in excess of $1 million to the CEO or any of the next three most highly paid executive officers of a publicly held corporation (other than the CFO). Huron may deduct compensation exceeding $1 million for federal income tax purposes if the compensation is paid pursuant to a performance-based, nondiscretionary plan that is approved by stockholders. Both the Annual Incentive Plan and the equity plans are intended to comply with all the provisions of Section 162(m). The Compensation Committee reserves the right to pay compensation that may not be deductible under Section 162(m).

Section 280G. Section 280G of the Code disallows a company’s tax deduction for certain payments in connection with a change of control defined as “excess parachute payments,” and Section 4999 of the Code imposes a 20% excise tax on certain persons who receive excess parachute payments. The Compensation Committee amended Senior Management Agreements in 2010 to ensure that severance payments would be reduced to the extent necessary so that no portion of such payments is subject to the excise tax.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the information contained under the caption “Compensation Discussion and Analysis” and, based on this review and discussion, has recommended to the board of directors that it be included in this Proxy Statement and incorporated by reference into our 2014 Annual Report on Form 10-K.

John S. Moody, Chairman

DuBose Ausley

H. Eugene Lockhart

Debra Zumwalt

REQUIRED COMPENSATION DISCLOSURES

2014 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Non Equity Incentive Plan Compensation ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total Compensation ($)
James H. Roth President and Principal Executive Officer	2014	900,000	—	960,300	1,316,254	—	—	30,634	3,207,188
	2013	800,000	436,000	932,800	1,225,001	419,983	—	30,060	3,843,844
	2012	800,000	186,560	429,440	195,978	336,006	—	28,285	1,976,269

C. Mark Hussey (6) Executive Vice President, Principal Operating Officer, Principal Financial Officer and Treasurer	2014	550,000	—	480,150	446,846	—	23,173	30,468	1,530,636
	2013	450,000	152,000	381,600	393,781	134,983	—	27,156	1,539,520
	2012	350,000	59,360	136,640	61,241	105,001	—	25,826	738,067

Diane E. Ratekin	2014	400,000	—	194,000	233,977	—	7,988	28,761	864,726
Executive Vice President, General Counsel and Corporate Secretary	2013	375,000	93,000	198,750	246,113	84,367	18,201	27,570	1,043,001
	2012	350,000	37,100	85,400	30,620	52,500	6,468	26,014	588,103

1)	No bonuses were granted in 2014. The amounts in this Bonus column for 2013 represent discretionary awards determined by the board in recognition of performance that was not rewarded under the 162(m) performance awards due to the low 125% cap for each element. The amount in this Bonus column for 2012 represents a discretionary award determined by the board to recognize additional efforts outside of those in the 162(m) compliant Annual Incentive Plan.

2)	This column represents the aggregate grant date fair value of restricted stock and/or performance share unit awards. The value of the performance share units in the table is the grant date fair value of the units that were earned in each year.

For 2014, the grant date share price was $66.17 and 125% of the annual portion of the performance shares was earned. The remaining 60% of the performance share units granted will not be earned until the end of the 2016 performance year. Below are the details of the 2014 grants made to the executive officers shown in the Stock Awards column above.

	Performance Shares			Restricted Stock
	Target # of Shares	Shares Earned (#)	Total Earned Value ($)	Shares Granted (#)	Grant Date Value ($)	Total Value ($)
James H. Roth	8,569	10,711	708,747	9,181	66.17	607,507
C. Mark Hussey	2,909	3,636	240,594	3,117	66.17	206,252
Diane E. Ratekin	1,523	1,904	125,988	1,632	66.17	107,989

For further details on the 2014 performance share unit plan, please refer to “Performance Share Awards” in “Section 4 - 2014 Compensation Program Details” of the “Compensation Discussion and Analysis.”

The amounts for 2013 are all performance share units. No restricted stock was granted. The amount shown represents the grant date value of the maximum of 125% of the target awards which were earned.

The amounts for 2012 are all performance share units. No restricted stock was granted. The amount shown represents the grant date value of 25% of the target awards which were earned.

3)	This column represents the aggregate grant date fair value of options granted in each of the respective years. Values represented are calculated using the Black-Scholes valuation method. No options were granted in 2014.

4)	The amounts in this column represent investment gains in the deferred compensation plan. Huron does not offer a pension plan. The amount shown above represents that portion of the account earnings that exceeded the SEC benchmark “market” rate equal to 120% of the long-term applicable federal rate (based on the average rate for 2014, 2013 and 2012 of 3.79%, 3.47% and 3.00%, respectively). Mr. Roth did not have deposits in the plan prior to December 31, 2014. Mr. Hussey began participation in the deferred compensation plan in 2014 by electing to defer a portion of the bonus he earned in 2013. Ms. Ratekin’s earnings relate to amounts contributed to the plan prior to her becoming a named executive officer. Please see the section entitled “2014 Nonqualified Deferred Compensation” below for more detail.

5)	All Other Compensation for 2014 is detailed in the table below.

6)	Mr. Hussey was appointed as Chief Operating Officer in addition to his CFO role on February 25, 2014.

All Other Compensation

Name	Executive Long- Term Disability ($) (1)	Executive $1MM Term Life Insurance ($) (2)	Company Provided 401(k) Match ($) (3)	Other Benefits and Perquisites ($) (4)	Total All Other Compensation ($) (5)
James H. Roth	6,776	4,433	15,600	3,825	30,634
C. Mark Hussey	7,028	3,204	15,600	4,636	30,468
Diane E. Ratekin	7,163	2,173	15,600	3,825	28,761

(1)	Executive Long-Term Disability is provided to all executives and managing directors.

(2)	Executive Term Life Insurance is provided to all executives and managing directors.

(3)	Huron provides a Company 401(k) match to all participating employees.

(4)	Other Benefits and Perquisites includes the cost of an executive physical, which Huron pays for executive officers, and a work-life benefit available to all employees that reimburses up to $300 annually for purchases that assist in maintaining work-life balance.

(5)	The table does not include any amounts for use of sports tickets by the named executive officers because no incremental costs were incurred by the Company. The Company purchases season tickets to sporting events for business outings with customers and vendors. If the tickets are not being used for business purposes, the named executive officers and other employees may have opportunities to use these tickets. Huron provides no other executive perquisites.

2014 Grants of Plan-Based Awards

The following table summarizes the grants of equity awards and annual cash incentive awards for 2014 to each named executive officer.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date		Date of Compensation Committee Action	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock (#) (3)	Full Grant Date Fair Value of Each Award ($) (4)
James H. Roth	3/1/2014	(5)	2/20/2014	—	—	—	0	8,569	10,711	—	567,011
	3/1/2014	(6)	2/20/2014	—	—	—	0	12,853	32,133	—	850,483
	3/1/2014		2/20/2014	—	—	—	—	—	—	9,181	607,507
				0	990,000	1,237,500	—	—	—	—	—

C. Mark Hussey	3/1/2014	(5)	2/20/2014	—	—	—	0	2,909	3,636	—	192,489
	3/1/2014	(6)	2/20/2014	—	—	—	0	4,364	10,910	—	288,766
	3/1/2014		2/20/2014	—	—	—	—	—	—	3,117	206,252
				0	495,000	618,750	—	—	—	—	—

Diane E. Ratekin	3/1/2014	(5)	2/20/2014	—	—	—	0	1,523	1,904	—	100,777
	3/1/2014	(6)	2/20/2014	—	—	—	0	2,285	5,713	—	151,198
	3/1/2014		2/20/2014	—	—	—	—	—	—	1,632	107,989
				0	200,000	250,000	—	—	—	—	—

(1)	For the cash award, the target, threshold and maximum represent the range of cash award that could be earned. There is no payout if a threshold level of performance is not achieved. The minimum amount that could be paid is 25% of target and maximum represents 125% of target. Based on the achievement of specific financial goals, the Compensation Committee determined that 97% of the target award was earned.

(2)	The 2014 grant of PSUs consists of two components: a one-year component based on 2014 performance and a three-year component based on 2014-2016 performance. Annual performance with respect to the 2014 performance period is assessed after the end of the 2014 performance period and the target number of PSUs is adjusted based on 2014 performance. The adjustment ranges from 25% of target for threshold performance to 125% of target for maximum performance; however, if threshold performance is not achieved, the amount of the full award will be forfeited. For this reason, threshold is shown as zero. Forty percent of the adjusted PSUs (which comprise the one-year component) are earned and vest following the 2014 performance period. The remaining 60% of the adjusted PSUs (which comprise the three-year component) are subject to a three-year performance period and are subject to further adjustment based on performance for the 2014-2016 performance period. The multiple that could be applied on the three-year portion of the award ranges from .75 to 2.0. Once the 2014-2016 performance period is complete, 50% of the final award vests immediately and 50% of the final award is subject to a one-year service period through the end of 2017.

The target award column represents the base number of shares that could be earned; the threshold column represents the minimum number of shares (0) and the maximum column represents the maximum number of shares (either 125% of target for the one-year component or 250% for the three-year component) that each named executive officer could earn. If all elements of the awards were earned at the maximum level, the maximum amount earned would be 200% of target since 40% of the award cannot be paid out at an amount higher than 125%. Based on 2014 Adjusted EPS performance, the Compensation Committee determined that the amount of the PSUs was adjusted to 125%, 40% of which would be earned and vest immediately and the remaining 60% of which would be subject to further adjustment based on 2014-2016 performance.

The following table shows the actual number of PSUs with respect to 2014 performance (which comprise the one-year component of the PSUs) that were allocated on February 24, 2015, the date on which the actual performance results were determined.

Name	Performance Share Units Earned	Performance Share Units Vested
James H. Roth	10,711	10,711
C. Mark Hussey	3,636	3,636
Diane E. Ratekin	1,904	1,904

(3)	Restricted stock granted under the Company’s 2012 Omnibus Plan.

(4)	The full grant date fair values of the March 1, 2014 PSUs and restricted stock awards are based on the closing price of Huron stock of $66.17 on February 28, 2014, the last trading day prior to the grant of the awards. The total number of shares earned by recipients of these awards is contingent upon meeting Adjusted EPS goals as described in Note (2) above.

(5)	The March 1, 2014 grant of PSUs consists of two components, a one-year component for the 2014 performance period and a three-year component for the 2014-2016 performance period. This row reports information for the one-year component of the award for 2014.

(6)	The March 1, 2014 grant of PSUs consists of two components, a one-year component for the 2014 performance period and a three-year component for the 2014-2016 performance period. This row reports information for the three-year component of the award for the 2014-2016 performance period.

2014 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock and option awards as of December 31, 2014 for each named executive officer. Market value is based on the closing price of Huron stock of $68.39 on December 31, 2014.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested as of 12/31/2014 ($)	Equity Incentive Plan Awards: Number of Unearned Share, Units or Other Rights that Have Not Yet Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Share, Units or Other Rights that Have Not Yet Vested ($)
James H. Roth	5/3/2010	100,000	—	23.43	5/3/2020	—		—	—		—
	3/11/2011	20,273	6,758	26.19	3/11/2021	—		—	—		—
	3/1/2012	9,830	9,830	38.18	3/1/2022	—		—	—		—
	3/1/2013	6,013	6,013	39.19	3/1/2023	—		—	—		—
	3/1/2013	—	—	—	—	20,839	(3)	1,425,179
	3/1/2014	—	—	—	—	—		—	32,133	(4)	2,197,576
	3/1/2014	—	—	—	—	9,181	(2)	627,889	—		—

C. Mark Hussey	8/1/2011	1,329	443	32.37	8/1/2021	—		—	—		—
	3/1/2012	3,072	3,072	38.18	3/1/2022	—		—	—		—
	3/1/2013	1,932	5,799	39.19	3/1/2023	—		—	—		—
	8/1/2011	—	—	—	—	2,500	(2)	170,975	—		—
	3/1/2013	—	—	—	—	6,699	(3)	458,145	—		—
	3/1/2014	—	—	—	—	—		—	10,910	(4)	746,135
	3/1/2014	—	—	—	—	3,117	(2)	213,172	—		—

Diane E. Ratekin	3/11/2011	3,529	1,177	26.19	3/11/2021	—		—	—		—
	3/1/2012	1,536	1,536	38.18	3/1/2022	—		—	—		—
	3/1/2013	1,208	3,624	39.19	3/1/2023	—		—	—		—
	3/1/2011	—	—	—	—	122	(2)	8,344	—		—
	4/1/2011	—	—	—	—	1,250	(2)	85,488	—		—
	3/1/2013	—	—	—	—	4,187	(3)	286,349	—		—
	3/1/2014	—	—	—	—	—		—	5,713	(4)	390,712
	3/1/2014	—	—	—	—	1,632	(2)	111,612	—		—

(1)	Option grants are subject to 25% vesting on each anniversary of the grant date provided the individual is still employed by Huron on the applicable vesting dates.

(2)	Consists of unvested restricted stock as of December 31, 2014 that vests 25% annually over four years from the date of grant.

(3)	Consists of PSUs for which the performance condition has been satisfied, that are unvested and only subject to the remainder of the service period. One-third of the earned PSUs vest upon completion of the performance period and the remaining two-thirds vest two years later, if the individual is still employed by Huron on that date.

(4)	Consists of 2014 grant of PSUs (for which the performance condition has been partially completed with respect to the 2014 performance period) that are subject to further adjustment based on performance for the 2014-2016 performance period. The amount of the further adjustment ranges from 75% to 200%. The amount reflected in the table equals the target amount of the three-year component of the original award that was adjusted after the end of the 2014 performance period to 125% of target based on 2014 annual performance. This is an estimate based on 2014 performance only and may increase or decrease based on actual performance during the 2014-2016 period. Once the 2014-2016 performance period is complete, 50% of the final award vests immediately and 50% of the final award is subject to a one-year service period through the end of 2017.

2014 Option Exercises and Stock Vested

The following table sets forth certain information concerning restricted stock vesting during 2014 for each named executive officer. No stock options held by the named executive officers were exercised during 2014.

	Stock Awards
Name	Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
James H. Roth	22,575	1,502,787
C. Mark Hussey	7,206	478,873
Diane E. Ratekin	3,811	257,174

(1)	Includes restricted stock that vested in 2014 and PSUs that were allocated on February 24, 2015, the date at which the actual performance results for 2014 were determined.

(2)	The value realized on vesting equals the market value of Huron stock measured as the closing price of Huron stock on the last trading day prior to the vesting date multiplied by the number of shares received on vesting.

2014 Nonqualified Deferred Compensation

The following table shows the deferred compensation activity for the named executive officers in 2014.

Name	Executive Contributions in 2014 ($)(1)	Company Contributions in 2014 ($)	Aggregate Earnings in 2014 ($)	Aggregate Withdrawals/ Distributions in 2014 ($)	Aggregate Balance as of 12/31/14 ($)(2)
James H. Roth	480,150	—	—	—	480,150
C. Mark Hussey	240,075	—	33,271	—	540,146
Diane E. Ratekin	—	—	11,647	—	108,331

(1)	Executive contributions represent deferral of bonus for 2014, which amounts are also included in the Non-Equity Incentive Plan Compensation column of the 2014 Summary Compensation Table. These bonus amounts will be deposited into the accounts once 2014 bonuses are paid in March 2015.

(2)	The aggregate balance as of December 31, 2014 for each of Messrs. Roth and Hussey includes amounts deferred with respect to 2014 compensation that were funded after fiscal year-end.

The Company maintains the DCP, which became effective July 1, 2006. The DCP permits managing directors, corporate vice presidents and named executive officers to elect to defer up to 75% of their base salary and 100% of their annual cash incentive into a deferred compensation account and to choose from a number of generally available investment vehicles. Earnings are credited based on earnings of the investment options selected by the participant. Huron does not match any amounts deferred or otherwise contribute to the DCP except to make restoration payments to the accounts of participants who do not receive the maximum eligible 401(k) match as a result of participation in the DCP. Deferral elections for base salary and any guaranteed bonus must be made in the calendar year prior to earning such base salary or within 30 days of becoming eligible for the plan. The Company requires that deferral elections of the annual cash incentive must be made 12 months prior to the end of the applicable performance period. Independent directors may also defer up to 100% of their retainer and meeting fees into the DCP.

Payments from the plan automatically begin upon termination of employment or separation from service as a director. Key employees, including executive officers, must wait six months after termination to receive payment from the plan. Participants may elect payment in a lump sum or annual installments for up to 15 years. Upon proof of financial hardship and approval from the Compensation Committee, a participant may be allowed an early distribution. Participants may also elect to receive payments prior to termination through a scheduled distribution.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Background

We have entered into agreements and maintain plans and arrangements that require us to pay or provide compensation and benefits to each of the named executive officers in the event of certain terminations of employment or a change of control.

Senior Management Agreements

The Company entered into an Amended and Restated Senior Management Agreement, effective as of July 30, 2009, with James H. Roth, CEO and President of the Company (the “Roth Agreement”). Beginning on July 30, 2012 and each anniversary thereafter, the Roth Agreement is automatically renewed and extended for an additional year unless Mr. Roth or the Company provides 60 days’ notice to the other that such automatic renewal shall cease. The Roth Agreement may be terminated earlier by Mr. Roth or the Company pursuant to its terms.

The Company entered into a Senior Management Agreement, effective as of February 25, 2014, with C. Mark Hussey, EVP, COO, CFO and Treasurer of the Company (the “Hussey Agreement”). Mr. Hussey’s employment by the Company is at will until such time as either Mr. Hussey or the Company terminates the agreement pursuant to its terms.

The Company entered into a Senior Management Agreement, effective as of February 22, 2011, with Diane E. Ratekin, EVP, General Counsel and Corporate Secretary of the Company (the “Ratekin Agreement”). Beginning on January 1, 2012 and each anniversary thereafter, the Ratekin Agreement is automatically renewed and extended for an additional year unless Ms. Ratekin or the Company provides 60 days’ notice to the other that such automatic renewal shall cease. The Ratekin Agreement may be terminated earlier by Ms. Ratekin or the Company pursuant to its terms.

Annual Target Bonus

Each calendar year, each of Mr. Roth, Mr. Hussey and Ms. Ratekin will be eligible for an annual target bonus in an amount determined by the Compensation Committee based on each executive’s performance, Company performance and the Company’s compensation policies. Mr. Roth’s annual target bonus will not be less than 110% of his base salary.

Equity Awards

Mr. Roth, Mr. Hussey, and Ms. Ratekin will generally be eligible to participate in the Company’s equity plans, with the amount and terms of any equity awards being in the sole discretion of the Compensation Committee and based on performance and the Company’s compensation policies.

The following table summarizes how unvested equity awards will be addressed in the event of a termination.

Event	Restricted Stock and Options	Performance Shares
Normal Vesting	25% annual vesting over 4 years	40% of earned shares vest in 1Q15; 60% subject to 2014-16 performance (50% vest in 1Q17, 50% in 1Q18).
Voluntary Termination	Forfeit	Forfeit
Termination for “Cause”	Forfeit	Forfeit
Approved Retirement (comply with non-compete provisions)	Subject to non-compete, vesting continues per normal course post-retirement	Earned pro rata based on actual performance. Subject to non-compete, vesting continues per normal course post retirement.
Death or Disability	Full acceleration	Earned pro rata based on actual performance. Vesting accelerated at end of performance period.
Involuntary/Good Reason Termination	Pro rata vesting	Earned pro rata based on actual performance.
Change of Control (“COC”), No Termination	No impact, assumed by acquirer	Performance period ends upon COC. Shares earned equal average of (i) finished performance years and (ii) unfinished performance years assumed at 100% target. Vesting continues per normal course.
Involuntary/Good Reason Termination Post-COC	100% vested	100% vested

Other Benefits

Mr. Roth, Mr. Hussey, and Ms. Ratekin will be eligible to participate in the Company’s various health and welfare benefit plans for its similarly situated key management employees.

Restrictive Covenants on Termination

For the applicable restricted period set forth in each executive officer’s Senior Management Agreement, he or she may not directly or indirectly (i) hire any employees of the Company or solicit, induce or encourage any employee of the Company or any client of the Company to leave, alter or cease his or her relationship with it or (ii) provide services that are the same as or similar to those offered by the Company to any client of the Company that he or she obtained as a client for the Company, to whom he or she provided services within the 12 months preceding termination of employment, or to whom he or she submitted a proposal during the six months prior to termination of employment. The restricted period for Mr. Roth is 12 to 24 months (depending on the type of termination) following termination of employment for any reason. The restricted period for Mr. Hussey and Ms. Ratekin is 12 months following termination of employment for any reason. In addition, for a period of 12 to 24 months (depending on the type of termination) following the termination of his employment for any reason, Mr. Roth may not, directly or indirectly, provide services that are competitive with those of the Company to any person, firm or other business entity. Executives are also subject to a confidentiality and non-disclosure covenant.

Key Definitions

Definition of “Change of Control”

A Change of Control is defined in all three agreements as:

•	any person becomes a beneficial owner of 40% or more of the Company’s outstanding securities;

•

there is a consummation of a merger or consolidation with any person unless (a) the voting securities of the Company outstanding immediately prior to the transaction continue to represent at least 50% of the combined voting power of the securities of the Company or such other surviving entity; (b) the merger is a recapitalization in which no person other than existing security holders becomes a beneficial owner representing 50% or more of the Company’s then outstanding securities; or (c) the merger does not represent a sale of all or substantially all of the Company’s assets;

•	the stockholders approve a plan of complete liquidation or dissolution; or

•

there is a disposition or sale of all or substantially all of the Company’s assets other than a sale or disposition in which at least 50% of the combined voting power of the voting securities which are owned by shareholders of Huron.

Definition of “Good Reason”

“Good Reason” is defined in the Roth Agreement to mean a resignation following: (i) a change in Mr. Roth’s primary location of employment to a location that is more than 75 miles from Chicago, Illinois; (ii) a material breach of the Roth Agreement by the Company; (iii) a material reduction in his base salary; (iv) a material diminishment of his position, title, duties or responsibilities; or (v) the execution of a binding agreement committing the Company to a Change of Control (as defined in the Roth Agreement) without also committing legally and announcing publicly that Mr. Roth shall become the Chief Executive Officer of the surviving Company. The Roth Agreement provides the Company the right to cure prior to a resignation for Good Reason.

“Good Reason” is defined in the Hussey Agreement to mean a resignation following: (i) a change in Mr. Hussey’s primary location of employment to a location that is more than 50 miles from Chicago, Illinois; (ii) a failure to comply with any material term of the Hussey Agreement by the Company; or (iii) a material reduction in his base salary or benefits coverage, provided that such reduction is without his consent, is not warranted by the Company’s financial condition, and is not a change that applies uniformly to similarly situated Company executives. The Hussey Agreement provides the Company the right to cure prior to a resignation for Good Reason.

“Good Reason” is defined in the Ratekin Agreement to mean a resignation following a change in Ms. Ratekin’s primary location of employment to a location that is more than 75 miles from Chicago, Illinois. The Ratekin Agreement provides the Company the right to cure prior to a resignation for Good Reason.

Definition of “Good Reason” in Relation to a Change of Control

Under all three agreements a Change of Control Good Reason occurs if certain adverse changes occur in anticipation of, or within two years following, a Change of Control including:

(a)	any material breach of the Senior Management Agreement by the Company,

(b)	any material adverse change in the executive’s status, responsibilities or position with the Company,

(c)	any material reduction in his or her base salary or target bonus, other than in connection with an across-the-board reduction in base salaries applicable in like proportions to all similarly situated executives of the Company and any direct or indirect parent of the Company,

(d)	assignment of duties to the executive that are materially inconsistent with his or her position and responsibilities described in the Senior Management Agreement, including, specifically, assignment of a position other than as Chief Executive Officer of the surviving Company in the case of Mr. Roth, or

(e)	requiring the executive to be principally based at any office or location that is greater than 75 miles from Chicago, Illinois with respect to Mr. Roth and Ms. Ratekin and greater than 50 miles from Chicago, Illinois with respect to Mr. Hussey.

Termination without Cause or Resignation for Good Reason

If any of our executives with a Senior Management Agreement is terminated without Cause or resigns for Good Reason, as defined in his or her Senior Management Agreement, upon executing a general release and waiver, the Company is obligated to pay severance and continuation of benefits in varying amounts. In addition, unvested equity will accelerate on a pro rata basis upon termination without Cause or resignation for Good Reason.

The following severance benefits are payable to each of our named executive officers upon termination without Cause or resignation for Good Reason, except in the case of a Change of Control, as of December 31, 2014:

Executive	Severance Benefits
James H. Roth	An amount in cash equal to his then current annual base salary and his then current target bonus, pro rata bonus in the year of termination based on actual results, 12 months’ continuation of medical, dental and vision insurance coverage, pro rata vesting of all unvested restricted shares and service-based option awards, and pro rata vesting of performance shares that would otherwise have been earned in the year of termination. Severance amounts are payable in a lump sum.
C. Mark Hussey	An amount in cash equal to six months of his then current annual base salary, six months’ continuation of medical insurance, pro rata vesting of all unvested restricted shares, and pro rata vesting of performance shares that would otherwise have been earned in the year of termination. Severance amounts are payable in a lump sum.
Diane E. Ratekin	An amount in cash equal to six months of her then current annual base salary, six months’ continuation of medical insurance, pro rata vesting of all unvested restricted shares, and pro rata vesting of performance shares that would otherwise have been earned in the year of termination. Severance amounts are payable in a lump sum.

In the event an executive qualifies for an approved retirement and signs a non-compete agreement, he or she would receive continued vesting of his or her stock options and restricted stock. There would be no acceleration but the equity would continue to vest per the schedule as outlined in the grant agreements.

Termination of Employment Due to Death or Disability

If any of our executives dies or becomes disabled, his or her estate will receive payment of base salary through the date of termination. The executive and/or his or her eligible dependents shall receive, in the case of Mr. Roth, continuation of medical, dental and vision benefits for six months and for all other executives, continuation of medical benefits for three months. In addition, all unvested equity will vest if any of our executives dies or becomes disabled.

Termination of Employment Due to Termination other than for Good Reason or Due to Cause

No severance or benefits are paid if an executive officer is terminated for Cause or resigns other than for Good Reason as defined in the executive’s Senior Management Agreement.

Termination without Cause or Resignation for Good Reason Related to a Change of Control

If any of our executives with a Senior Management Agreement is terminated without Cause or resigns for Good Reason in conjunction with a Change of Control, as defined in his or her Senior Management Agreement, upon executing a general release and waiver, the Company is obligated to pay severance and continuation of benefits in varying amounts.

The following severance benefits are payable to each of our named executive officers upon termination without Cause or resignation for Good Reason, in the case of a Change of Control, as of December 31, 2014:

Executive	Severance Benefits
James H. Roth	An amount in cash equal to two times his then current annual base salary and his then current target bonus, pro rata bonus in the year of termination based on actual results, 24 months’ continuation of medical, dental and vision insurance coverage and accelerated vesting of all outstanding equity grants that were awarded at or prior to the time of the Change of Control. Severance amounts are payable in a lump sum.
C. Mark Hussey	An amount in cash equal to his then current annual base salary and his then current target bonus, pro rata bonus in the year of termination based on actual results, twelve months’ continuation of medical insurance and accelerated vesting of all outstanding equity grants that were awarded at or prior to the time of the Change of Control. Severance amounts are payable in a lump sum.
Diane E. Ratekin	An amount in cash equal to her then current annual base salary and her then current target bonus, pro rata bonus in the year of termination based on actual results, twelve months’ continuation of medical insurance and accelerated vesting of all outstanding equity grants that were awarded at or prior to the time of the Change of Control. Severance amounts are payable in a lump sum.

Golden Parachute Cutback

All three Senior Management Agreements provide that, if any amount, right or benefit paid or payable to the executive under his or her Senior Management Agreement or any other plan, program or arrangement would constitute an “excess parachute payment” under Section 280G of the Code, subject to the excise tax imposed by Section 4999 of the Code, then the amount of payments payable to the executive under his or her Senior Management Agreement will be reduced to the extent necessary so that no portion of such payments is subject to such excise tax.

Potential Payments upon Termination or Change of Control

The estimated amount payable or provided to each named executive officer in each situation is summarized below. These estimates are based on the assumption that the various triggering events occurred on the last day of 2014, along with other material assumptions noted below. The actual amounts that would be paid to a named executive officer upon termination or a change of control can only be determined at the time the actual triggering event occurs. The estimated amount of compensation and benefits described below does not take into account compensation and benefits that a named executive officer has earned prior to the applicable triggering event, such as equity awards that have previously vested in accordance with their terms or vested benefits otherwise payable under our compensation programs.

The following table and summary set forth potential payments we would be required to make to our named executive officers upon termination of employment or change of control. The table assumes termination of employment on December 31, 2014 and uses a share price of $68.39, the closing price of our stock on December 31, 2014.

Name	Benefit	Termination without Cause or Resignation for Good Reason ($)	Permanent Disability or Death ($)	Involuntary Termination Following Change of Control ($)
James H. Roth	Salary	900,000	—	1,800,000
	Bonus	990,000	—	1,980,000
	Pro rata bonus (1)	960,300	—	990,000
	Equity acceleration (2)	2,188,937	4,212,176	4,846,817
	Benefits continuation	13,543	6,771	41,272
	Cutback	—	—	—
	Total Value	5,052,780	4,218,947	9,658,089

C. Mark Hussey	Salary	275,000	—	550,000
	Bonus	—	—	495,000
	Pro rata bonus	—	—	495,000
	Equity acceleration (2)	797,469	1,530,243	1,692,399
	Benefits continuation	6,267	3,386	17,765
	Cutback	—	—	-639,177
	Total Value	1,078,736	1,533,629	2,610,987

Diane E. Ratekin	Salary	200,000	—	400,000
	Bonus	—	—	200,000
	Pro rata bonus	—	—	200,000
	Equity acceleration (2)	470,792	908,243	993,035
	Benefits continuation	6,267	3,320	19,575
	Cutback	—	—	—
	Total Value	677,060	911,563	1,812,610

(1)	Mr. Roth’s Pro rata bonus for termination without Cause or resignation for Good Reason is based on actual performance from 2014. See “Compensation Discussion and Analysis” for disclosure regarding amount earned.

(2)	The acceleration of equity varies by grant and type of termination as outlined in the preceding sections. The value of all whole value shares is equal to the number of accelerated shares times the closing price on December 31, 2014. The value of all accelerated options equals the number of accelerated options, multiplied by the closing price on December 31, 2014 minus the exercise price. These amounts do not reflect the value of stock that continues to vest per the original schedule post termination. In the event an executive qualifies for an approved retirement, they would receive continued vesting of their stock. There would be no acceleration; the equity would continue to vest per the schedule as outlined in the grant agreements.

The 2014 performance share unit value included above represents treatment for termination during the annual performance period. For both Termination without Cause and Death or Disability, the awards are assumed earned using the actual performance from the annual performance period which was 125% for 2014 and then prorated for the time employed versus the time between the grant date and the various vesting dates. For Change of Control, the amount earned is also based on the actual performance of 125%.

Compensation Committee Interlocks and Insider Participation

During 2014, there were no Compensation Committee interlocks and no insider participation in Compensation Committee decisions that were required to be reported under the rules and regulations of the 1934 Act.

Certain Relationships and Related Transactions

It is the responsibility of the Audit Committee to review and approve, ratify or disapprove of proposed transactions or courses of dealings with respect to which executive officers or directors or members of their immediate families have an interest (including all transactions required to be disclosed pursuant to the SEC’s related person disclosure requirements). In addition, it is the policy of management and board members to discuss at a meeting of the board of directors, or the appropriate board committee, those transactions requiring disclosure pursuant to the SEC’s related person disclosure requirements between Huron and a board member or a principal stockholder and members of their immediate families.

In addition, Huron has a Code of Business Conduct and Ethics (the “Code of Conduct”), a copy of which is posted on our web site at www.huronconsultinggroup.com, that applies to directors and employees and their family members. The Code of Conduct, among other things, has a policy governing conflicts of interest generally and, in particular, prohibiting certain business arrangements with the Company and clients of the Company, entering into relationships that may be perceived as impairing the ability of the individual or Huron from performing his or its duties, as the case may be, in an impartial manner, and use of corporate property for improper personal gain. Any exceptions require disclosure and approval by the Chief Compliance Officer and, in the case of officers and directors, by the Audit Committee of the board of directors. The Code of Conduct also prohibits Huron from making any personal loans or guaranteeing any personal obligations of board members and executive officers.

PROPOSAL 2

APPROVAL OF THE HURON CONSULTING GROUP INC.

STOCK OWNERSHIP PARTICIPATION PROGRAM

The board of directors encourages ownership of Company stock by a broad base of Company employees. Company stock ownership supports our culture and values, gives employees a vested interest in the Company’s success, and aligns employee interests with those of the Company’s shareholders.

The Company’s Stock Ownership Participation Program (the “SOPP” or “Plan”) is designed to incent and retain Huron’s employees below the managing director level who do not receive equity-based awards as part of their normal compensation plan, which includes approximately 2,600 employees. The Plan has been designed specifically with features that support share ownership. The SOPP provides eligible employees with a convenient mechanism to purchase Huron common stock.

Subject to the limitations set forth in the Plan, eligible employees may elect to have after tax payroll deductions made during an offering period equal to between 1% and 25% of their base salary and between 1% and 30% of their annual bonus. An eligible employee may also make cash contributions. The aggregate maximum contribution amount from payroll deductions and cash contributions for each employee is $20,000 per calendar year. Accumulated payroll deductions and cash contributions are used to purchase shares of the Company’s common stock on certain designated purchase dates.

Those that purchase stock under the Plan receive a 25% restricted stock match provided by the Company. Vesting of the restricted stock is subject to both a time-based vesting schedule and requirement that the purchased shares be held for a specified holding period. The terms of the matched shares, including the number of shares granted and the vesting requirements, will be set forth in a separate restricted share grant agreement. We have chosen to offer a restricted stock match instead of a more traditional discount in order to encourage participation by employees who are prepared to own Huron stock for the required holding period. We also believe that ownership of Company stock among all of Huron’s employees helps us recruit and retain the talented individuals that are so crucial to Huron’s success.

Shares subject to restricted stock awards under the SOPP that do not vest will again become available for award under the SOPP, as will any shares that are retained by us as payment of tax withholding obligations with respect to the vesting of an award.

The summary of the SOPP set forth above is qualified in its entirety by the full text of the SOPP plan document. A copy of the SOPP plan document is attached as Appendix A to this Proxy Statement.

Historically, the SOPP has operated as a facet of the Company’s 2012 Omnibus Incentive Plan. The board of directors, upon the recommendation of the Compensation Committee, approved a free-standing SOPP in order to spotlight the broad-based nature of the SOPP. The board also authorized for issuance up to 300,000 shares of our common stock to be used for the employee purchases pursuant to the SOPP’s established mechanism and the matching restricted stock awards under the SOPP. Of the shares available under the SOPP, approximately 20% will be granted to employees as restricted stock, the other 80% will be the shares the employees purchase pursuant to the Plan. Huron common stock deliverable to eligible employees pursuant to the SOPP may consist of authorized but unissued shares, treasury shares or shares purchased on the open market.

If this proposal for SOPP shares is not approved, our ability to grant additional matching restricted stock awards under the SOPP may be curtailed as both the matching share grant and the purchased shares are limited by the overall pool of shares currently remaining available for future issuance under the 2012 Omnibus Incentive Plan.

For the reasons discussed above, it is our belief that it is in the best interests of the Company, its stockholders and Huron’s employees to approve the SOPP. Accordingly, the board of directors has adopted the SOPP, subject to stockholder approval.

Tax Consequences

The following provides only a general description of the application of U.S. federal income tax laws to awards under the SOPP. This discussion is intended for the information of our stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the SOPP. This summary does not address in any detail the effects of taxes imposed under state, local or foreign tax laws.

Purchase of Stock. The purchase of common stock pursuant to the SOPP is not a taxable event to the participant. A participant’s basis in the common stock purchased is equal to the participant’s purchase price on the date it is acquired. The Company is not entitled to an income tax deduction in connection with a participant’s purchase of common stock pursuant to the SOPP.

Restricted Stock. The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the date on which the shares are no longer subject to substantial risk of forfeiture. Continued service is generally considered a substantial risk of forfeiture. At the time the restrictions lapse, the participant will recognize ordinary income equal to the then fair market value of the stock. A participant may elect to be taxed at the time of grant of restricted stock rather than upon lapse of restrictions on transferability or the risk of forfeiture, but, if the participant subsequently forfeits such shares of common stock, he or she would not be entitled to any tax deduction, including as a capital loss, for the value of shares of common stock on which he or she previously paid tax. The Company can claim an income tax deduction in an amount equal to the ordinary income recognized by the participant.

Approval Required

The approval of the SOPP requires the affirmative vote of the holders of a majority of the total shares of common stock present in person, or represented by proxy, and entitled to vote on the proposal, provided that a quorum is represented at the meeting. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will not be considered shares entitled to vote with respect to approval of the proposal and will not be counted as votes for or against the proposal and will therefore have no effect on the outcome of the proposal. Executed proxies will be voted “FOR” the approval of the proposal, unless specified otherwise.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE COMPANY’S STOCK OWNERSHIP PARTICIPATION PROGRAM.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the SEC, Huron annually is asking its stockholders to indicate their support for our named executive officer compensation, which includes the compensation discussion and analysis, the compensation tables and the related narrative disclosures, all as described in the section entitled “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis.”

The vote solicited by this proposal, commonly known as “Say on Pay,” is advisory in nature and will not be binding on the board of directors, the Compensation Committee or Huron. However, the board of directors and the Compensation Committee value the opinions of our stockholders, will review the voting results and may, to the extent determined appropriate, take into account the outcome of the vote during future deliberations on executive compensation arrangements. At the 2014 Annual Meeting of Stockholders, in excess of 99% of the votes cast on this proposal voted to support Huron’s named executive officer compensation.

Huron believes that its executive compensation program is structured to support Huron and its business objectives. This vote is not intended to address any one specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

The affirmative vote of the holders of a majority of the total shares of common stock, present in person or represented by proxy and entitled to vote on the proposal, is required to approve the advisory vote on the compensation arrangements of our named executive officers. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will not be considered shares entitled to vote with respect to the proposal and will not be counted as votes for or against the proposal and will therefore have no effect on the outcome of the proposal. Proxies submitted pursuant to this solicitation will be voted “FOR” the approval of the advisory vote on the compensation arrangements of our named executive officers, unless specified otherwise.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE ACCOMPANYING COMPENSATION TABLES AND NARRATIVE DISCUSSION IN THIS PROXY STATEMENT.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”), which has been the independent registered public accounting firm for the Company since its inception, has been appointed by the Audit Committee as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2015. This appointment is being presented to the stockholders for ratification. The ratification of the appointment of PwC as the independent registered public accounting firm requires the affirmative vote of the holders of a majority of the total shares of common stock present in person or represented by proxy and entitled to vote on the proposal, provided that a quorum is represented at the meeting. Abstentions will have the same effect as a vote against ratification. Broker non-votes will not be considered shares entitled to vote with respect to ratification of the appointment and will not be counted as votes for or against the ratification and will therefore have no effect on the outcome of this proposal. Proxies submitted pursuant to this solicitation will be voted “FOR” the ratification of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, unless specified otherwise.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

Representatives of PwC are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by PwC for the audit of the Company’s annual financial statements for the years ended December 31, 2014 and December 31, 2013, and fees for other services rendered by PwC during those periods:

	2014	2013
	(in thousands)
Audit Fees	$1,248	$901
Audit-Related Fees	10	10
Tax Fees	32	32
All Other Fees	4	4

Total	$1,294	$947

Audit Fees—all services, including tax services and accounting consultation, necessary to perform an audit of the consolidated financial statements of Huron; services in connection with statutory and regulatory filings or engagements, comfort letters, statutory audits, attest services and consents; and assistance with and review of documents filed with the SEC.

Audit-Related Fees—internal control reviews; attest services that are not required by statute or regulations; and consultation concerning financial accounting and reporting standards.

Tax Fees—tax compliance (review of original and amended tax returns, claims for refund and tax payment-planning services); tax planning; and other tax advice (assistance with tax audits and appeals, tax advice related to structural matters, and requests for rulings or technical advice from taxing authorities).

All Other Fees—any other work that is not audit, audit-related or a tax service.

The Audit Committee considers whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm and has determined such services for fiscal 2014 and 2013 were compatible.

Policy on Audit Committee Preapproval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding preapproval of all audit and non-audit services provided by the independent registered public accounting firm.

The Audit Committee, on a periodic basis, determines certain services that have the general preapproval of the Committee. The Audit Committee must separately preapprove any services not receiving such general preapproval. Requests for such approval must be submitted by both the independent registered public accounting firm and the CFO and must include a joint statement as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence. No services are undertaken that are not preapproved. The Audit Committee will establish preapproved fee levels for all services to be provided by the independent registered public accounting firm. On a periodic basis, the CFO and the independent registered public accounting firm report to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the board of directors in its general oversight of the Company’s financial reporting process. The Audit Committee conducted its oversight activities for Huron Consulting Group Inc. and subsidiaries (“Huron”) in accordance with the duties and responsibilities outlined in the Audit Committee charter.

Huron’s management is responsible for the preparation, consistency, integrity and fair presentation of the financial statements, accounting and financial reporting principles, systems of internal control and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Huron’s independent registered public accounting firm, PwC, is responsible for performing an independent audit of Huron’s financial statements and the effectiveness of internal control over financial reporting.

The Audit Committee, with the assistance and support of the Huron finance department and management of Huron, has fulfilled its objectives, duties and responsibilities as stipulated in the Audit Committee charter and has provided adequate and appropriate independent oversight and monitoring of Huron’s systems of internal control for the fiscal year ended December 31, 2014.

These activities included, but were not limited to, the following during the fiscal year ended December 31, 2014:

•	Discussed with Huron’s internal auditors their continuing work in support of examination of internal controls and financial compliance controls.

•

Reviewed and discussed with management and PwC the audited financial statements and the quarterly financial statements for the year ended December 31, 2014. Management has the primary responsibility for such financial statements.

•	Discussed with PwC the matters requiring discussion under current auditing standards.

•

Received the written disclosures and the letter from PwC in accordance with the applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence.

In reliance on the Committee’s review and discussions of the matters referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in Huron’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

H. Eugene Lockhart, Chairman

John McCartney

John S. Moody

SUBMISSION OF STOCKHOLDER PROPOSALS

In order to be included in the Company’s proxy statement relating to its next annual meeting, stockholder proposals must be received no later than November 21, 2015 by the Corporate Secretary at the Company’s principal executive offices. Pursuant to the Company’s bylaws, stockholders who intend to present an item for business at the next annual meeting (other than a proposal submitted for inclusion in the Company’s proxy materials) must provide notice to the Corporate Secretary no earlier than January 2, 2016 and no later than February 1, 2016. Notice of stockholder proposals must contain the information required by the Company’s bylaws. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the 1934 Act.

OTHER MATTERS

Management does not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, and it does not know of any business that persons, other than management, intend to present at the meeting. Should any other matters requiring a vote of the stockholders arise, the proxies in the enclosed form confer discretionary authority on the board of directors to vote on any other matter proposed by stockholders in accordance with their best judgment. Votes against proposals or abstentions from voting on proposals will not be used to adjourn or postpone the Annual Meeting of Stockholders.

The Company will bear the cost of soliciting proxies. To the extent necessary, proxies may be solicited by directors, officers and employees of the Company in person, by telephone or through other forms of communication, but such persons will not receive any additional compensation for such solicitation. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s shares. The Company will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such materials by mail to each beneficial owner of shares of the common stock that they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing.

By Order of the Board of Directors

Diane E. Ratekin Executive Vice President, General Counsel and Corporate Secretary

Chicago, Illinois

March 20, 2015

APPENDIX A

HURON CONSULTING GROUP INC.

STOCK OWNERSHIP PARTICIPATION PROGRAM

1.	Purpose and History. The purpose of the Huron Consulting Group Inc. Stock Ownership Participation Program (the “Plan”) is to provide eligible Employees of the Company and Participating Subsidiaries with an opportunity to purchase common stock of the Company through payroll deductions or cash contributions and, through such ownership, to promote alignment with the interests of shareholders of the Company, to stimulate their commitment to the business objectives of the Company and to maintain their motivation through the opportunity to share in the growth of the Company. The Plan is not intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. This document memorializes the terms of the Plan on and after June 1, 2015. The Plan was originally adopted in 2005 to provide eligible Employees an annual opportunity to purchase common stock of the Company through deductions from Annual Incentive Bonuses. In 2011, the Plan was amended to provide eligible Employees additional quarterly opportunities to purchase common stock through regular payroll deductions and cash contributions. Common stock of the Company purchased or granted hereunder shall be subject to the terms and conditions of this Plan and, as applicable, the restricted share grant agreements issued hereunder.

2.	Definitions. As used herein, the terms set forth below have the meanings assigned to them in this Section 2 and shall include the plural as well as the singular.

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Annual Incentive Bonus” means a Participant’s annual incentive bonus.

“Base Salary” means regular earnings excluding payments for overtime, bonuses, and all other special payments, commissions, and incentive payments.

“Board of Directors” or “Board” means the board of directors of Huron Consulting Group Inc.

“Bonus Offering Date” means an annual offering of the Company’s Shares on a date selected by the Company.

“Broker” means the brokerage firm or financial institution retained to perform administrative services described in Section 11(b).

“Business Day” shall mean a day on which the NASDAQ Stock Market (“NASDAQ”) is open for trading.

“Brokerage Account” means the account in which the Purchased Shares and Matched Shares are held.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board of Directors, or the designee of the Compensation Committee.

“Company” means Huron Consulting Group Inc.

“Effective Date” means June 1, 2015.

“Employee” means any individual who is an employee of the Company or any other Participating Subsidiary for tax purposes and who is employed on a non-temporary basis. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or the Participating Subsidiary, as appropriate; provided, however, that payroll deductions pursuant to Section 5 shall cease during a Participant’s unpaid leave.

“Enrollment Date” means the first Business Day of each Offering Period and “Matched Shares” means the restricted Shares issued pursuant to Section 8 of the Plan.

“Offering Period” means the quarterly offerings of the Company’s Shares beginning on the first day of March, the first day of June, the first day of September and the first day of December, and terminating on the last day of May, the last day of August, the last day of November, and the last day of February during such period, respectively.

“Participant” means an Employee who satisfies the requirements of Sections 3 and 4 of the Plan.

“Participating Subsidiary” means a Subsidiary that has been authorized by the Committee or the Board to extend the benefits of the Plan to its Employees. The Committee or the Board may extend the Plan to a Subsidiary in the future.

“Purchase Account” means the bookkeeping account used to track a Participant’s payroll deductions and cash contributions to be applied to purchase Shares under the Plan.

“Purchase Date” generally means the next Business Day following the last payroll date in the Offering Period or Bonus Offering Date, or such other date as shall be established by the Company.

“Purchase Price” means the average price of the Shares purchased for this Plan by the Broker on a Purchase Date.

“Purchased Shares” means the full and fractional Shares added to a Participant’s Brokerage Account on a Purchase Date.

“Shares” means the common stock of the Company.

“Subsidiary” means an entity, domestic or foreign, of which not less than 50% of the voting equity is held by the Company or a Subsidiary, whether or not such entity now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.	Eligibility. Employees of the Company or a Participating Subsidiary who are: (i) below the Managing Director level, and (ii) employed in a position other than that of Project Consultant, shall be eligible to participate in the Plan.

4.	Participation. An eligible Employee may become a Participant in the Plan as of an Enrollment Date by making an election prior to the applicable Enrollment Date in accordance with the process established by the Company. The election shall set forth the amount of the Participant’s Base Salary or Annual Incentive Bonus, as applicable, to be subject to after-tax payroll deductions pursuant to the Plan. An eligible Employee may also become a Participant in the Plan by submitting a cash contribution, and any required documents, in accordance with the process established by the Company.

5.	Payroll Deductions and Cash Contributions.

(a)	Subject to the limits set forth in Section 5(d) below, a Participant may elect to have after-tax payroll deductions made during an Offering Period equal to no less than 1% and no greater than 25% of his or her Base Salary. All payroll deductions made by a Participant shall be credited to his or her Purchase Account. Payroll deductions for a Participant shall commence on the first full payroll period following the Enrollment Date and shall continue for each payroll period thereafter during the Offering Period and each subsequent Offering Period unless (i) changed in connection with a subsequent Enrollment Date, (ii) changed as provided in Section 5(e) below, or (iii) terminated as provided in Section 10 of the Plan.

(b)	Subject to the limits set forth in Section 5(d) below, a Participant may elect to have after-tax payroll deductions made on the Bonus Offering Date equal to no less than 1% and no greater than 30% of his or her Annual Incentive Bonus. Such after-tax payroll deduction shall be taken from the Participant’s Annual Incentive Bonus and credited to his or her Purchase Account. Subject to participation terms outlined in Section 4, a Participant may not change his or her payroll deduction with respect to the Bonus Offering Date (subject to changes needed due to the minimum and maximum limitations per Section 5(d) below). A new after-tax payroll deduction election must be submitted by the Participant for each Bonus Offering Date.

(c)	Subject to the limits set forth in Section 5(d) below, a Participant may, during an Offering Period, make cash contributions to his or her Purchase Account. Such cash contributions shall be submitted to the Company via the personal check of the Participant by the deadline prescribed by the Company for each Offering Period.

(d)	The aggregate minimum contribution amount per Participant from payroll deductions under Sections 5(a) and 5(b) and cash contributions under Section 5(c) is $500 per Offering Period or Bonus Offering Date, as applicable. The aggregate maximum contribution amount per Participant from payroll deductions under Sections 5(a) and 5(b) and cash contributions under Section 5(c) is $20,000 per calendar year.

(e)	A Participant may discontinue his or her participation in the Plan as provided in Section 9 or, on one occasion only during an Offering Period, may (i) decrease the rate of his or her payroll deductions with respect to the Offering Period, in whole percentage increments, or (ii) suspend any further payroll deductions during the Offering Period, by making a new election authorizing the decreased or suspended payroll deduction, in accordance with the process established by the Company. The new payroll deduction amount shall be effective as soon as administratively practicable after the filing of the new documents.

6.	Purchase. On each Purchase Date, in exchange for the applicable proceeds in the Participant’s Purchase Account, a number of full and fractional Shares shall be added to the Participant’s Brokerage Account, with such number determined by dividing (a) the applicable proceeds accumulated during the Offering Period or the Bonus Offering Date, as applicable, and in the Participant’s Purchase Account as of the Purchase Date, by (b) the applicable Purchase Price; provided, however, that such number of shares shall be subject to the limitations set forth in Section 13.

7.	Purchased Shares. Upon each Purchase Date, the Participant shall be deemed to have consented to the deposit of all of his or her Purchased Shares in his or her Brokerage Account. A Participant (or if the Participant has died, his or her executor or personal representative) may instruct the Broker (either in writing or in accordance with such procedures as established by the Broker) to (i) sell the Participant’s Purchased Shares through the Brokerage Account at any time, and (ii) pay over to such Participant (or executor or personal representative) the proceeds (less any expenses, fees and withholding taxes, including, without limitation, wage and employment withholding taxes) of such sale. Any such sale is subject to the applicable Company policies including, without limitation, the Company’s Insider Trading Policy. In addition, a Participant (or executor or personal representative) may withdraw the Participant’s Purchased Shares at any time at his or her own expense; any withdrawn fractional Shares will be paid in cash. Such withdrawal shall be contingent on the Participant satisfying all income tax obligations. Any fractional Shares that would otherwise be delivered under the Plan upon withdrawal will be paid in cash.

8.	Matched Shares.

(a)	Promptly after the Purchase Date, the Participant shall be granted a number of restricted Shares equal to twenty-five percent (25%) of the Participant’s Purchased Shares for the Offering Period or Bonus Offering Date (with such number rounded up to the nearest whole Share) (the “Matched Shares”). The terms of the Matched Shares, including the number of Shares granted and the vesting requirements, shall be set forth in a separate restricted Share grant agreement (“Grant Agreement”) delivered to the Participant at the time of the Matched Shares grant. Notwithstanding anything contained in the Grant Agreement, in the event of a Participant’s approved, unpaid leave of absence lasting more than thirty (30) days, the vesting date or dates for the Participant’s Matched Shares shall be extended by a number of days equal to the total length of the Participant’s approved, unpaid leave of absence.

(b)	The Participant shall be solely responsible for paying to the Company all required federal, state, city and local income and employment taxes which arise upon vesting of the Matched Shares. Unless the Participant makes advance arrangements to make such payment in cash, the Company shall satisfy any withholding tax obligation by retaining a number of Matched Shares equal to the amount of the minimum withholding tax to be satisfied.

9.	Withdrawal. A Participant may withdraw from the Plan by making a withdrawal election, in accordance with the process established by the Company. Upon withdrawal, any payroll deductions and cash contributions credited to the Participant’s Purchase Account prior to the effective date of the Participant’s withdrawal from the Plan will be returned to the Participant. No further payroll deductions for the purchase of Shares will be made during subsequent Offering Periods, unless the Participant properly completes and submits new enrollment documents by the deadline prescribed by the Company. A Participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in the Plan in subsequent Offering Periods or in any similar plan that may be adopted by the Company.

10.	Termination of Employment; Cessation of Eligibility. Upon (i) termination of a Participant’s employment for any reason prior to a Purchase Date, whether voluntary or involuntary, including retirement, death or as a result of liquidation, dissolution, sale, merger or a similar event affecting the Company or a Participating Subsidiary, or (ii) cessation of a Participant’s eligibility for the Plan, due to his or her promotion to the Managing Director level or above or transfer into the position of Project Consultant prior to a Purchase Date, the payroll deductions and cash contributions credited to the Participant’s Purchase Account will be returned to him or her and no further payroll deductions or cash contributions shall be credited to the Participant’s Purchase Account. The treatment of any unvested Matched Shares upon a Participant’s termination of employment due to death or disability shall be governed by the terms of the Grant Agreement.

11.	Administration.

(a)	Powers and Duties of the Committee. The Plan shall be administered by the Committee (which is the Compensation Committee of the Board of Directors or, if applicable, the designee of the Compensation Committee). The Committee shall have the discretionary authority to determine the time and frequency of Offering Periods and Bonus Offering Dates and the terms and conditions for the purchase of Shares and the receipt of Matched Shares. The Committee shall also have the discretionary authority to do everything necessary and appropriate to administer the Plan, including, without limitation, interpreting the provisions of the Plan. All actions, decisions and determinations of, and interpretations by, the Committee with respect to the Plan shall be final and binding upon all Participants and upon their executors, administrators, personal representatives, heirs and legatees. No member of the Board of Directors or the Committee shall be liable for any action, decision, determination or interpretation made in good faith with respect to the Plan or any right granted hereunder.

(b)	Broker. The Company, Board or the Committee shall engage the Broker to perform certain ministerial and procedural duties under the Plan including, but not limited to, mailing and receiving notices contemplated under the Plan, determining the number of Purchased Shares for each Participant, maintaining or causing to be maintained the Purchase Account and the Brokerage Account, disbursing funds maintained in the Purchase Account or proceeds from the sale of Shares through the Brokerage Account, and filing with the appropriate tax authorities proper tax returns and forms (including information returns) and providing to each Participant statements as required by law or regulation.

(c)

Claims Procedures. Any person claiming a benefit, or requesting an interpretation or ruling under the Plan, or requesting information under the Plan, shall present his or her request in writing to the Committee. Whenever a request for benefits under the Plan is wholly or partially denied, the Committee shall notify the person claiming such benefits of its decision in writing. Such notification shall contain (1) specific reasons for the denial of the claim, (2) specific reference to pertinent Plan provisions, (3) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (4) information as to the steps to be taken if the person wishes to submit a request for review. Such notification shall be given within 90 days after the claim is received by the Committee (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period).

Within 60 days after the date on which a person receives a written notice of a denied claim, such person (or his or her duly authorized representative) may (1) file a written request with the Committee for a review of his or her denied claim and of pertinent documents and (2) submit written issues and comments to the Committee. The Committee shall notify such person of its decision in writing. Such notification shall be written in a manner calculated to be understood by such person and shall contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review shall be made within 60 days after the request for review is received by the Committee (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Committee to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period). A Participant may not file a lawsuit until all administrative remedies under the Plan have been exhausted.

(d)	Indemnification. No member of the Board of Directors or the Committee, nor any officer or other employee of the Company acting on behalf of the Board of Directors or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board of Directors and the Committee, each officer of the Company and each employee of the Company acting on behalf of the Board of Directors or the Committee, shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

12.	Interest; Use of Funds. No interest shall accrue on the payroll deductions or cash contributions of a Participant to the Plan. All Participant payroll deductions and cash contributions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such Participant payroll deductions and cash contributions.

13.	Stock.

(a)	The Shares placed into the Brokerage Accounts via this Plan shall be: (i) common stock of the Company; (ii) registered securities as required under the 1933 Act and the 1934 Act; (iii) listed on the NASDAQ or on such other exchange as the Shares may be listed; and (iv) either authorized but unissued shares, treasury shares, or shares purchased by the Company on the open market.

(b)	Subject to adjustment upon changes in capitalization of the Company as provided in Section 15 hereof or as otherwise set forth herein, the maximum number of Shares which shall be made available for sale or issuance under the Plan shall be three hundred thousand (300,000) Shares. If, on a given Purchase Date, the number of Shares to be allocated to Participants’ Brokerage Accounts and the corresponding Matched Shares exceed the number of Shares then available under the Plan, a pro rata allocation of the Shares remaining available shall be made in as uniform a manner as shall be practicable and as shall be determined to be equitable. Any forfeited Matched Shares or Matched Shares retained to satisfy a tax withholding obligation shall be available again under the Plan to be Purchased Shares or Matched Shares.

(c)	The Participant agrees that the right to vote any Matched Shares which have not vested will be held by the Company and the Participant shall be required to execute an irrevocable proxy in favor of the Company for the Matched Shares in the form supplied by the Company.

14.	Assignability. Neither the payroll deductions or cash contributions credited to a Participant’s Purchase Account, nor any rights to receive Shares under the Plan, may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will and the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 9 hereof.

15.	Adjustment to Number of Shares.

(a)	Adjustment. Subject to any required action by the shareholders of the Company, the number of Shares each Participant may acquire per Offering Period or Bonus Offering Date, as well as the price per Share, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock of the Company, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board or the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares to be credited to a Participant’s Brokerage Account on a Purchase Date.

(b)	Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the terms and conditions of the then-outstanding Offering Period and Bonus Offering Date shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to so assume or substitute, then either, in the discretion of the Committee:

(i)	The Offering Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”). The New Purchase Date shall be before the date of the Company’s proposed sale or merger. Each Participant shall be notified in writing, as soon as administratively practicable prior to the New Purchase Date, that the Purchase Date has been changed to the New Purchase Date and that the stock shall be allocated to the Participant’s Brokerage Account on the New Purchase Date, except to the extent that, prior to such date, the Participant withdraws from the Offering Period as provided in Section 9 hereof; or

(ii)	The Offering Period then in progress shall be cancelled and any amounts accumulated in the Purchase Share Account shall be returned to the Participant.

16.	Amendments or Termination of the Plan.

(a)	The Board of Directors or the Committee may at any time and for any reason amend, modify, suspend, discontinue or terminate the Plan; provided that no Participant’s existing rights in respect of a current Offering Period or Bonus Offering Date are adversely affected thereby; provided, further, upon any such amendment or modification, all Participants shall continue to have the same rights and privileges in respect of a current Offering Period and a current Bonus Offering Date. To the extent necessary to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval in such a manner and to such a degree as required.

(b)	Without shareholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Company shall be entitled to change the Offering Periods or Bonus Offering Dates, limit the frequency and/or number of changes in the amount withheld during an Offering Period or Bonus Offering Date, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from each such Participant’s compensation, and establish such other limitations or procedures as the Company determines in its sole discretion advisable which are consistent with the Plan; provided, however, that changes to (i) the Offering Period or Bonus Offering Date, or (ii) the maximum percentage of Base Salary or Annual Incentive Bonus that may be deducted pursuant to Section 5(a) or 5(b) shall not be effective until communicated to Participants in a reasonable manner, with the determination of such reasonable manner in the sole discretion of the Company.

17.	No Other Obligations. Participation in the Plan does not constitute an agreement or an understanding, express or implied, on the part of the Company to employ the Participant for any specified period.

18.	Notices. Any notice which the Company or any Participant may be required or permitted to give to the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed: if to the Company, to such address as the Company, by notice to such Participant, may designate in writing from time to time; and, if to the Participant, at his or her address as shown on the payroll records of the Company.

19.	Conditions Upon Issuance of Shares.

(a)	Shares shall not be placed in a Brokerage Account unless the purchase of such Shares and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the 1933 Act, the 1934 Act and the rules and regulations promulgated under such Acts, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)	As a condition to receive Shares, the Company may require the person receiving such Shares to represent and warrant at the time of any such receipt that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

(c)	With respect to Employees who are citizens or residents of a foreign jurisdiction (“International Employees”), the Committee may amend the terms of the Plan for such Participants in order to conform such terms with the provisions of local law, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions, not otherwise inconsistent with the purposes of the Plan (each a “Sub-Plan”).

20.	General Compliance. The Plan will be administered in compliance with the 1933 Act, 1934 Act and all other applicable securities laws and Company policies, including without limitation, the Company’s Insider Trading Policy.

21.	Term of the Plan. The Plan shall continue in effect for a period of ten (10) years, unless sooner terminated under Section 16.

22.	Governing Law. The Plan and all rights granted hereunder shall be construed in accordance with and governed by the laws of the State of Illinois without reference to choice of law principles.

SCHEDULE A

Subsidiaries Participating in the Plan

Huron Consulting Services LLC

Huron Advisors Canada Limited / Conseillers Huron Canada Limitée

Admission Ticket

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet must be received by

1:00 a.m., Central Time, on May 1, 2015.

Vote by Internet

• Go to www.envisionreports.com/HURN

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2, 3 and 4.
1.	Election of Directors: 01 - John S. Moody	For ☐	Withhold ☐	02 - Debra Zumwalt	For ☐	Withhold ☐				+

				For Against Abstain			For	Against	Abstain
2.	To approve the Company’s Stock Ownership Participation Program.			☐ ☐ ☐	3.	Say on Pay - An advisory vote on the approval of executive compensation.	☐	☐	☐
4.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.			☐ ☐ ☐

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	1 U P X	+

                             020DUB

2015 Annual Meeting Admission Ticket

2015 Annual Meeting of

Huron Consulting Group Inc. Stockholders

Friday, May 1, 2015, 11:00 a.m. Central Time

550 West Van Buren Street, 17th Floor

Chicago, Illinois 60607

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Huron Consulting Group Inc.

Notice of 2015 Annual Meeting of Stockholders

550 West Van Buren Street, 17th Floor, Chicago, Illinois 60607

Proxy Solicited by Board of Directors for Annual Meeting — Friday, May 1, 2015

James H. Roth and Diane E. Ratekin, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Huron Consulting Group Inc. to be held on May 1, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)